                                               Filed Pursuant to Rule 424(b)(5)
                                                              File No. 333-81095

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED AND IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION

             PRELIMINARY PROSPECTUS SUPPLEMENT DATED JULY 22, 1999

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JULY 2, 1999)

                          12,000,000 FELINE PRIDES(SM)
   (CONSISTING OF          INCOME PRIDES(SM) AND          GROWTH PRIDES(SM))
                 $                % SENIOR DEBENTURES DUE 2004
                    (PRINCIPAL AMOUNT OF $25 PER DEBENTURE)

                            THE COASTAL CORPORATION
         [COASTAL CORPORATION LOGO]
                  (R)

                            ------------------------

     This is an offering of 12,000,000 FELINE PRIDES(SM) by The Coastal Corporation. The FELINE PRIDES consist of separately offered and separately traded units referred to as "Income PRIDES" and "Growth PRIDES" and $
aggregate principal amount of Coastal's separately offered and separately traded
     % senior debentures due 2004. A component of both an Income PRIDES and a Growth PRIDES is a purchase contract pursuant to which you will agree to purchase from us shares of our common stock on August 16, 2002 as described in
this prospectus supplement. We are also offering $          aggregate principal
amount of debentures that will initially be held as components of the Income PRIDES and will not be offered or traded separately from the Income PRIDES, unless and until substitution is made as described in this prospectus supplement.

     We will apply to list the Income PRIDES and Growth PRIDES on the New York Stock Exchange, or NYSE, under the proposed symbols "CGPPrI" and "CGPPrG," respectively. On July 21, 1999, the last reported sale price of our common stock on the NYSE was $39 13/16 per share.

     INVESTING IN THE SECURITIES INVOLVES CERTAIN RISKS WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE S-12 OF THIS PROSPECTUS SUPPLEMENT.
                            ------------------------

                                               PER INCOME   PER GROWTH
                                                 PRIDES       PRIDES     PER DEBENTURE   TOTAL
                                               ----------   ----------   -------------   -----
Public offering price(1).....................      $            $              $           $
Underwriting commissions.....................      $            $              $           $
Proceeds to Coastal..........................      $            $              $           $(2)

          (1) Plus accrued distributions from             , 1999, if settlement
              occurs after that date

          (2) This amount does not include $          used to purchase the
              Treasury securities component of the Growth PRIDES

     The underwriters may also purchase up to an additional 1,800,000 FELINE PRIDES, in any combination of Income PRIDES and Growth PRIDES, at their public offering prices less underwriting commissions, within 30 days of the date hereof in order to cover over-allotments, if any; provided, however, that the underwriters must purchase at least as many debentures as Growth PRIDES. If such option is exercised in full, the total underwriting commissions and proceeds to
Coastal will be $          and $          , respectively.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     The securities will be ready for delivery in New York, New York on or about
            , 1999.
                            ------------------------

                              Joint Lead Managers

MERRILL LYNCH & CO.                                              LEHMAN BROTHERS
                            ------------------------
                         BANC OF AMERICA SECURITIES LLC
                            ------------------------

         The date of this prospectus supplement is             , 1999.
---------------

(SM) Service Mark of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
                      PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary...............................   S-1
Risk Factors................................................  S-12
Selected Consolidated Financial Data........................  S-17
Price Range of Common Stock and Dividends...................  S-18
Use of Proceeds.............................................  S-18
Capitalization..............................................  S-19
Accounting Treatment........................................  S-20
Description of the FELINE PRIDES............................  S-21
Description of the Purchase Contracts.......................  S-25
Certain Provisions of the Purchase Contract Agreement and
  the Pledge Agreement......................................  S-35
Description of the Debentures...............................  S-38
Certain Federal Income Tax Consequences.....................  S-43
ERISA Considerations........................................  S-49
Underwriting................................................  S-50
Legal Opinions..............................................  S-51

                            PROSPECTUS
Where You Can Find More Information.........................     1
Incorporation of Certain Documents by Reference.............     2
The Coastal Corporation.....................................     3
The Trusts..................................................     3
Use of Proceeds.............................................     4
Accounting Treatment Relating to Trust Securities...........     4
Ratios of Earnings to Fixed Charges and Earnings to Combined
  Fixed Charges and Preferred Stock Dividends...............     4
Description of Equity Securities............................     5
Description of Common Stock Warrants........................    12
Description of Trust Preferred Securities...................    14
Description of Trust Preferred Securities Guarantees........    15
Description of Debt Securities..............................    18
Description of Subordinated Deferrable Interest
  Debentures................................................    30
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................    36
Plan of Distribution........................................    36
Legal Matters...............................................    38
Experts.....................................................    38

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY COASTAL OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF COASTAL SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                         PROSPECTUS SUPPLEMENT SUMMARY

                            THE COASTAL CORPORATION

DESCRIPTION OF BUSINESS

     We, acting through our subsidiaries, are a diversified energy holding company with operations in:

     - natural gas gathering, marketing, processing, storage and transmission;

     - petroleum refining, marketing and distribution, and chemicals;

     - gas and oil exploration and production;

     - coal mining; and

     - power.

     Natural Gas Systems. Our natural gas pipelines are involved in the natural gas gathering, marketing, processing, storage, and transmission of natural gas. Our major natural gas pipeline subsidiaries include ANR Pipeline Company and Colorado Interstate Gas Company. We also own or have interests in other pipeline systems including Wyoming Interstate Company Ltd., Alliance Pipeline System, Great Lakes Gas Transmission L.P. and Empire State Pipeline. Our pipeline system, including our share of joint ventures, had an average daily net throughput of 8 billion cubic feet, or Bcf, of natural gas in 1998, equal to about 13% of the natural gas consumed in the United States. ANR Pipeline transports natural gas to the Midwest and the Northeast, principally from production areas in the mid-continent, offshore Texas and Louisiana and onshore Louisiana. ANR Pipeline's principal facilities at December 31, 1998 consisted of 10,600 miles of pipeline and had a design peak day delivery capacity of approximately 5.9 Bcf. Colorado Interstate's natural gas transmission system extends from production areas in the mid-continent and the northern Rockies to the Denver area. Colorado Interstate's principal facilities at December 31, 1998 consisted of 4,351 miles of pipeline and had a design peak day delivery capacity of approximately 2.2 Bcf. Colorado Interstate also owns over 2,300 miles of gathering facilities and five gas processing plants with an operating capacity of approximately 512 million cubic feet per day located in production areas adjacent to its transmission system. We also operate one of the largest natural gas storage systems in the United States with a working capacity of 274 Bcf in 27 storage fields. In addition, we operate an unregulated natural gas business. Engage Energy US, L.P. and Engage Energy Canada, L.P., 50% owned joint ventures, handle our unregulated natural gas and power marketing in North America. Both joint ventures provide wholesale energy services to natural gas and power clients and marketing services for certain of our operating segments.

     Refining, Marketing and Chemicals. We have operations involved in the purchase, transportation and sale of refined products, crude oil, condensate and natural gas liquids; the operation of refineries and chemical plants; the sale at retail of gasoline, petroleum products and convenience items; petroleum product terminaling; and marketing of crude oil and refined products worldwide. Our refineries, which are located in Aruba, Texas, Alabama and New Jersey, have a combined refining capacity of 483,000 barrels per day and produce a full range of petroleum products. We have undertaken a number of initiatives in recent years to increase the capacities, efficiencies and underlying economics of our refineries. These initiatives have included the installation of new and the upgrading of existing facilities, the implementation of new processes, and the arrangement of long-term crude oil supply. Through Coastal Mart, Inc. and branded marketers, we conduct retail marketing using the C-MART(R), C and Design and/or COASTAL(R) trademarks in 34 states and Aruba through approximately 1,550 Coastal branded outlets. We operate chemical plants in Nevada, Oregon, Texas and Wyoming, manufacturing products for the agriculture, refining and mining industries.

     Exploration and Production. We are engaged in gas and oil exploration, development and production operations primarily in the United States, as well as in certain foreign countries. Our domestic proved reserves of crude oil, condensate and natural gas liquids at December 31, 1998 were 52.3 million barrels, and our proved natural gas reserves were 2,527.1 Bcf; these reserves constitute increases of 30% and 44% over our 1997 year end crude oil, condensate and natural gas liquids reserves and our 1997 year end natural gas reserves, respectively. In 1998, natural gas production averaged 509 million cubic feet per day, a 17% increase over 1997, and crude oil, condensate and natural gas liquids net production averaged 15,281 barrels per day, a 13% increase over 1997. Many of our domestic gas wells are located in areas near, and are connected to, our natural gas systems. Generally, our domestic production of crude oil, condensate and natural gas liquids is purchased by marketing and refining affiliates.

     Other Operations. Through the operations of Coastal Coal Company, LLC and its affiliates, we produce and market high quality bituminous coal from reserves in the eastern United States. Through Coastal Power Company and its affiliates, we develop, operate and own various equity interests in cogeneration and independent power projects. Coastal Power has interests in five operating domestic cogeneration projects and nine foreign operating independent power projects as well as interests in other projects in various stages of development and construction. The projects produce and sell electrical and thermal energy.

BUSINESS STRATEGY

     Our business strategy is to maximize earnings and enhance shareholder value through optimizing the competitive advantages of our strategically integrated and diverse base of energy assets and operations. We focus on core geographic regions, such as North America, where we enjoy a strong base of assets and substantial opportunities to expand our operations. Our natural gas segment constitutes an extensive physical asset base and generates earnings and cash flow which we use to exploit growth opportunities in additional natural gas projects and higher growth businesses such as gas and oil exploration and production and power generation. We are also committed to maintaining a strong financial position to ensure the availability of funding of identified capital expenditures and opportunistic acquisitions and other projects.

RECENT DEVELOPMENTS

     On July 22, 1999, we reported record second quarter 1999 earnings from continuing operations of $93.3 million, or $0.43 diluted earnings per share, versus comparable second quarter 1998 earnings from continuing operations of $91.5 million, or $0.42 diluted earnings per share. Coastal's net earnings for the 1999 second quarter were $93.3 million, or $0.43 per share, versus $94.6 million, or $0.43 per share, for the second quarter of 1998. The 1998 second quarter included earnings of $3.1 million relating to discontinued operations. Our overall earnings before interest and income taxes ("EBIT") were $208.7 million for the second quarter of 1999 compared with $204.0 million for the second quarter of 1998. The increase over 1998 can primarily be attributed to the natural gas segment, which increased EBIT by $15.9 million. The exploration and production segment reported a $6.2 million decrease in 1999 second quarter EBIT versus 1998 second quarter EBIT, due to lower prices for natural gas and reduced crude oil and condensate production in 1999, partially offset by an increase in natural gas production and higher crude oil and condensate prices. The decline in crude oil and condensate production reflects Coastal's strong emphasis on natural gas production. The refining, marketing and chemicals segment reported a $6.3 million decrease in EBIT in the 1999 second quarter versus the 1998 second quarter due to weak refining margins, largely offset by improvements in marketing and trading operations.

                              THE OFFERING -- Q&A

WHAT ARE THE COMPONENTS OF AN INCOME PRIDES?

     Each Income PRIDES consists of a purchase contract and $25 aggregate principal amount of our debentures. The debenture that is a component of each Income PRIDES is owned by you, but will be pledged to us to secure your obligations under the purchase contract.

WHAT ARE THE COMPONENTS OF A GROWTH PRIDES?

     Each Growth PRIDES consists of a purchase contract and a Treasury security. The Treasury security is a 2.5% undivided beneficial interest in a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on August 15, 2002. The Treasury security that is a component of each Growth PRIDES will be owned by you, but will be pledged to us to secure your obligations under the purchase contract.

WHAT IS A PURCHASE CONTRACT?

     Each purchase contract underlying a FELINE PRIDES obligates the holder of the purchase contract to purchase, and obligates us to sell, on August 16, 2002, for $25, a fraction of a newly issued share of our common stock equal to the "settlement rate." The settlement rate will be calculated, subject to adjustment under the circumstances set forth in "Description of the Purchase
Contracts -- Anti-Dilution Adjustments," as follows:

          (a) if the applicable market value of our common stock is equal to or
     greater than the threshold appreciation price of $       , the settlement
     rate will be        ;

          (b) if the applicable market value of our common stock is less than the threshold appreciation price but greater than the reference price, the settlement rate will be equal to the stated amount divided by the applicable market value; and

          (c) if the applicable market value is less than or equal to the
     reference price, the settlement rate will be        .

     "Applicable market value" means the average of the closing price per share of common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding August 16, 2002. The "reference price"
is $       , which is the last reported sales price of our common stock on the
NYSE on           , 1999.

HOW CAN I CREATE GROWTH PRIDES FROM INCOME PRIDES?

     Each holder of Income PRIDES, unless a tax event redemption has occurred, will have the right, at any time on or prior to the fifth business day immediately preceding August 16, 2002, to substitute for the related debentures, zero-coupon Treasury securities that mature on August 15, 2002 in a total principal amount at maturity equal to the aggregate principal amount of such debentures. This substitution will create Growth PRIDES. Because Treasury securities are issued in multiples of $1,000, holders of Income PRIDES may make such substitution only in integral multiples of 40 Income PRIDES. However, if a tax event redemption has occurred prior to August 16, 2002 and the Treasury portfolio has become a component of the Income PRIDES, holders of Income PRIDES
may make substitutions only in multiples of        Income PRIDES, at any time on
or prior to the second business day immediately preceding August 16, 2002. Holders must also obtain the release of the appropriate applicable ownership interest in the Treasury portfolio rather than a release of the applicable debentures. Holders wishing to make such substitution must hold at least
Income PRIDES.

HOW CAN I CREATE INCOME PRIDES FROM GROWTH PRIDES?

     Each holder of Growth PRIDES will have the right, at any time on or prior to the fifth business day immediately preceding August 16, 2002, to substitute for the related Treasury securities held by the collateral agent debentures in an aggregate principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities. This substitution would create Income PRIDES. Because Treasury securities are issued in integral multiples of $1,000, holders of Growth PRIDES may make these substitutions only in integral multiples of 40 Growth PRIDES. If a tax event redemption has occurred and the Treasury portfolio has become a component of the Income PRIDES, holders of the Growth
PRIDES may make such substitution only in integral multiples of   Growth PRIDES
at any time on or prior to the second business day immediately preceding August 16, 2002.

WHAT PAYMENTS AM I ENTITLED TO AS A HOLDER OF INCOME PRIDES?

     Holders of Income PRIDES will be entitled to receive total cash
distributions at a rate of      % of the stated amount per year, payable
quarterly in arrears. These cash distributions will consist of cumulative
distributions on the related debentures payable by us at the rate of      % of
the stated amount per year and contract adjustment payments payable by us at the
rate of      % of the stated amount per year, subject in each case to our right to defer the payment of such amounts. Each Income PRIDES has a stated amount of $25.

WHAT PAYMENTS AM I ENTITLED TO AS A HOLDER OF GROWTH PRIDES?

     Holders of Growth PRIDES will be entitled to receive quarterly cash distributions of contract adjustment payments payable by us at the rate of
     % of the stated amount per year, subject to our rights of deferral described herein. In addition, interest will accrue on each related Treasury security. Each Growth PRIDES has a stated amount of $25.

WILL I BE ENTITLED TO RECEIVE CONTRACT ADJUSTMENT PAYMENTS?

     Contract adjustment payments may be payable on the Income PRIDES or Growth PRIDES or both; however, these payments will be specified as a component of the distributions on the Income PRIDES or Growth PRIDES only if and to the extent that the distribution rate on the debentures or the yield on the Treasury security, as determined on the date on which the Income PRIDES or Growth PRIDES are priced for sale, is less than the aggregate distribution rate or yield required on such date for the offer and sale of the Income PRIDES or Growth PRIDES at the public offering price to be specified on the cover page of the final prospectus supplement. Accordingly, although this preliminary prospectus supplement contains numerous references to contract adjustment payments, the final prospectus supplement will indicate whether and to what extent contract adjustment payments will be required to be made by us.

DO WE HAVE THE OPTION TO DEFER CURRENT PAYMENTS?

     We have the right at any time, and from time to time, limited to a period not extending beyond the maturity date of our debentures due August 16, 2002 and
initially bearing interest at      % per year, to defer the interest payments
due on the debentures. As a consequence of such deferral, the corresponding quarterly distributions to holders of Income PRIDES would be deferred. Despite this deferral, such distributions would continue to accrue until paid,
compounded quarterly, at the rate of      % per year through and including
August 15, 2002, and at the reset rate thereafter. We also have the right to defer the payment of contract adjustment payments on the purchase contracts included in both the Income PRIDES and Growth PRIDES until no later than August 16, 2002. However, such deferred contract adjustment payments would accrue
additional contract adjustment payments at the rate of      % per year until
paid, compounded quarterly through and including August 15, 2002.

WHAT ARE THE PAYMENT DATES FOR THE FELINE PRIDES?

     The current payments described above in respect of the Income PRIDES and Growth PRIDES will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing November 16, 1999. In the case of contract adjustment payments, the payments will be payable through and including the earlier of August 16, 2002 or the most recent such quarterly date on or before any early settlement of the related purchase contracts. In the case of debentures that are components of Income PRIDES, the payments will be payable through and including the most recent such quarterly date on or before the earlier of August 16, 2004 or the date the principal amount of the debentures together with all accrued and unpaid interest thereon is paid in full. All of these payments are subject to the deferral provisions described in this prospectus supplement.

WHAT IS REMARKETING?

     The debentures of Income PRIDES holders who have failed to notify The Bank of New York, who is the purchase contract agent for the holders of the FELINE PRIDES, on or prior to the fifth business day before August 16, 2002 of their intention to pay cash in order to satisfy their obligations under the related purchase contracts will be remarketed on the third business day immediately preceding August 16, 2002. The remarketing agent, which is currently anticipated to be Merrill Lynch, Pierce, Fenner & Smith Incorporated, will use its reasonable efforts to remarket the debentures (bearing the reset rate) on such date for settlement on August 16, 2002. The remarketing agent will use its best efforts to obtain a price of approximately 100.5% of the aggregate principal amount of such debentures, plus accrued and unpaid interest (including any deferred interest), if any, thereon. The portion of the proceeds from the remarketing equal to the total principal amount of the debentures will automatically be applied to satisfy in full the Income PRIDES holders' obligations to purchase common stock under the related purchase contracts. The remarketing agent will deduct as a remarketing fee an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed debentures from any amount of such proceeds in excess of the aggregate principal amount of the remarketed debentures plus any accrued and unpaid interest (including any deferred interest), if any, thereon. The remarketing agent will remit the remaining portion of the proceeds, if any, for the benefit of such holder.

WHAT HAPPENS IF THE REMARKETING AGENT DOES NOT SELL THE DEBENTURES?

     We will exercise our rights as a secured party to dispose of the debentures in accordance with applicable law and to satisfy in full, from the proceeds of such disposition, the holder's obligation to purchase common stock under the related purchase contracts if

     - the remarketing agent cannot remarket the related debentures (other than to us) of the holders of Income PRIDES at a price equal to or greater than 100% of the total principal amount of the debentures plus accrued and unpaid interest, including deferred interest, if any, or

     - the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled.

IF I AM NOT A PARTY TO A PURCHASE CONTRACT, MAY I STILL PARTICIPATE IN A REMARKETING OF MY DEBENTURES?

     Holders of debentures that are not components of Income PRIDES may elect, in the manner described in this prospectus supplement, to have their debentures remarketed by the remarketing agent.

BESIDES PARTICIPATING IN A REMARKETING, HOW ELSE MAY I SATISFY MY OBLIGATIONS UNDER THE PURCHASE CONTRACTS?

     Holders of FELINE PRIDES may satisfy their obligations, or their obligations will be terminated, under the purchase contracts

     - through early settlement by the early delivery of cash to the purchase contract agent in the manner described in this prospectus supplement;

     - by settling the related purchase contracts with cash on the business day prior to August 16, 2002 pursuant to prior notification to the purchase contract agent; or

     - without any further action, upon the termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization.

WHAT INTEREST PAYMENTS WILL I RECEIVE ON THE DEBENTURES?

     Interest payments on the debentures will be payable initially at the annual
rate of      % of the principal amount of $25 per debenture to, but excluding,
August 16, 2002. If any debentures remain outstanding on and after August 16, 2002, interest payments on these debentures will be at the reset rate from August 16, 2002 to, but excluding, August 16, 2004.

WHAT ARE THE PAYMENT DATES ON THE DEBENTURES?

     Interest payments will be payable quarterly in arrears on each February 16, May 16, August 16 and November 16, commencing November 16, 1999.

WHAT IS THE RESET RATE?

     The reset rate will be the interest rate on the debentures that the reset agent, currently anticipated to be Merrill Lynch, Pierce, Fenner & Smith Incorporated, determines as the rate the debentures should bear in order for a debenture to have an approximate market value of 100.5% of its principal amount on the third business day immediately preceding August 16, 2002, except that

     - we may limit the reset rate to be no higher than the rate on the two-year benchmark Treasury plus 200 basis points (2%) and

     - the reset rate may not exceed the maximum rate permitted by applicable law.

WHEN WILL THE INTEREST RATE ON THE DEBENTURES BE RESET?

     Unless a tax event redemption has occurred, the interest rate on the debentures will be reset on the third business day immediately preceding August 16, 2002.

WHEN MAY THE DEBENTURES BE REDEEMED?

     The debentures are redeemable at our option, in whole but not in part, upon the occurrence and continuation of a tax event under the circumstances described in this prospectus supplement (a "tax event redemption"). Following any redemption of the debentures prior to August 16, 2002, investors that own Income PRIDES will own a portfolio of U.S. Treasury securities (the "Treasury portfolio") as a component of their Income PRIDES.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES RELATED TO THE INCOME PRIDES, GROWTH PRIDES AND DEBENTURES?

     The debentures may be issued with original issue discount ("OID"), in which case a beneficial owner of Income PRIDES or debentures will be required to include in gross income such OID on a constant yield to maturity basis. In addition, a beneficial owner of Income PRIDES or of debentures will include in gross income the stated interest on the debentures when such interest income is paid or accrued in accordance with its regular method of tax accounting. We intend to report the contract adjustment payments as income to holders of Income PRIDES and Growth PRIDES, but you should consult your tax advisors concerning the possibility that the contract adjustment payments may be treated as loans, purchase price adjustments, rebates or option premiums rather than being includible in income on a current basis. A beneficial owner of Growth PRIDES will be required to include in gross income any OID with respect to the Treasury securities as it accrues on a constant yield to maturity basis. If a tax event redemption has occurred, a beneficial owner of Income PRIDES will be required to include in gross income its allocable share of OID on the Treasury portfolio as it accrues on a constant yield to maturity basis.

WHAT ARE THE USES OF PROCEEDS FROM THE OFFERING?

     All or substantially all of the proceeds from the sale of the Growth PRIDES will be used to purchase the underlying Treasury securities to be transferred to holders of the Growth PRIDES pursuant to the terms thereof and the remainder, if any, will be paid to us. All of the proceeds from the sale of the debentures that are not components of Income PRIDES and all of the proceeds from the sale of the Income PRIDES will be paid to us. We currently anticipate using all of the net proceeds from the sale of the debentures, the Income PRIDES and the Growth PRIDES, estimated to be approximately $290.7 million (approximately $334.4 million if the underwriters' over-allotment options are exercised in full) (in each case after deducting the underwriting commissions and estimated expenses payable by us), to repay borrowings, including borrowings of our subsidiaries.

                      THE OFFERING -- EXPLANATORY DIAGRAMS

     The following diagrams demonstrate some of the key features of the purchase contracts, Income PRIDES, Growth PRIDES and the debentures, and the transformation of Income PRIDES into Growth PRIDES and debentures. The hypothetical prices and percentages below are for illustration only. There can be no assurance that the actual prices and percentages will be limited by the range of hypothetical prices and percentages shown. In addition, there can be no assurance that there will be contract adjustment payments.

PURCHASE CONTRACT

     - Income PRIDES and Growth PRIDES both include a purchase contract under which the investor agrees to purchase shares of our common stock at the end of three years. In addition, these purchase contracts include unsecured contract adjustment payments shown in the diagrams on the following pages.
                                    [CHART]
---------------

(1) For each of the percentage categories shown, the percentage of shares to be delivered at maturity to an investor in an Income PRIDES or Growth PRIDES is determined by dividing (a) the related number of shares to be delivered, as indicated in the footnote for each such category, by (b) an amount equal to $25, the stated amount, divided by the reference price.

(2) If the applicable market value of our common stock is less than or equal to $39.8125, the number of shares to be delivered will be calculated by dividing the stated amount by the reference price. The "applicable market value" means the average of the closing price per share of common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding August 16, 2002.

(3) If the applicable market value of our common stock is between $39.8125 and $47.775, the number of shares to be delivered will be calculated by dividing the stated amount by the applicable market value.

(4) If the applicable market value of our common stock is greater than $47.775, the number of shares to be delivered will be calculated by dividing the stated amount by the threshold appreciation price.

(5) The "reference price" is $39.8125, which is the last reported sales price of the common stock on the NYSE on July 21, 1999.

(6) The "threshold appreciation price" is equal to $47.775.

INCOME PRIDES

     - An Income PRIDES consists of two components as described below:
                                    [CHART]

     - The investor owns the debenture but will pledge it to us to secure its obligations under the purchase contract.

GROWTH PRIDES

     - A Growth PRIDES consists of two components as described below:
                                    [CHART]

     - The investor owns the Treasury security but will pledge it to us to secure its obligations under the purchase contract.

DEBENTURES

     - Debentures have the terms described below:
                                    [CHART]

     - The holder of a debenture that is a component of an Income PRIDES has an option at the end of year 3 to either:

      - Pay cash to settle the purchase contract for $25 and receive a debenture whose rate has been reset at the end of year 3, or

      - Pay cash to settle the purchase contract by allowing the debenture to be included in the remarketing process.

     - The holder of a debenture that is separate and not a component of an Income PRIDES has the option at the end of year 3 to either:

      - Continue to hold the debenture whose rate has been reset at the end of year 3, or

      - Deliver the debenture to The Chase Manhattan Bank, as our custodial agent, to be included in the remarketing process.

          TRANSFORMING INCOME PRIDES INTO GROWTH PRIDES AND DEBENTURES

     - To create a Growth PRIDES, the investor separates an Income PRIDES into its components -- the purchase contract and the debenture -- and then combines the purchase contract with a Treasury security that matures concurrently with the maturity of the purchase contract.

     - The investor owns the Treasury security but will pledge it to us to secure its obligations under the purchase contract.

     - The Treasury security together with the purchase contract constitute a Growth PRIDES. The debenture, which is no longer a component of the Income PRIDES, is tradeable as a separate security.
                                    [CHART]

     - The investor can also transform Growth PRIDES and debentures into Income PRIDES. Following that transformation, the Treasury security, which is no longer a component of the Growth PRIDES, is tradeable as a separate security.

     - The transformation of Income PRIDES into Growth PRIDES and debentures, and the transformation of Growth PRIDES and debentures into Income PRIDES, requires certain minimum amounts of securities, as more fully provided in this prospectus supplement.

                                  RISK FACTORS

     Your investment in the FELINE PRIDES will involve risks. You should carefully consider the following discussion of risks as well as other information contained in this prospectus supplement.

YOU ASSUME THE RISK THAT THE MARKET VALUE OF OUR COMMON STOCK MAY DECLINE

     Although as a holder of FELINE PRIDES you will be the beneficial owner of the related debentures, Treasury portfolio or Treasury securities, as the case may be, you do have an obligation pursuant to the purchase contract to buy our common stock. Prior to August 16, 2002, unless you pay cash to satisfy your obligation under the purchase contract or the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, either the proceeds derived from the remarketing of the debentures or the principal of the appropriate applicable ownership interest (as defined herein) of the Treasury portfolio when paid at maturity, in the case of Income PRIDES, or the principal of the related Treasury securities when paid at maturity, in the case of Growth PRIDES, will automatically be used to purchase a specified number of shares of our common stock on your behalf. There can be no assurance that the market value of the common stock received by you on August 16, 2002 will be equal to or greater than
the effective price per share of $     paid by you for our common stock on the
date hereof. If the applicable market value of the common stock is less than
$          , the aggregate market value of the common stock issued to you pursuant to each purchase contract on August 16, 2002 will be less than the effective price per share paid by you for such common stock on the date hereof. Accordingly, you assume the risk that the market value of the common stock may decline, and that such decline could be substantial.

THE OPPORTUNITY FOR EQUITY APPRECIATION PROVIDED BY AN INVESTMENT IN THE FELINE PRIDES IS LESS THAN THAT PROVIDED BY A DIRECT INVESTMENT IN OUR COMMON STOCK

     Your opportunity for equity appreciation afforded by investing in the FELINE PRIDES is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less because the market value of the common stock to be received by you pursuant to the purchase contract on August 16, 2002 (assuming that such market value is the same as the applicable market value of such common stock) will only exceed the effective
price per share of $     paid by you for our common stock on the date hereof if
the applicable market value of the common stock exceeds the threshold
appreciation price (which represents an appreciation of approximately     % over
$          ). This situation occurs because in such event, you would receive on
August 16, 2002 only approximately     % (the percentage equal to $     divided
by the threshold appreciation price) of the shares of common stock that you would have received if you had made a direct investment in the common stock on the date hereof. Therefore, you would receive on August 16, 2002 only
approximately     % of the appreciation in the value of the common stock in
excess of the threshold appreciation price.

THE TRADING PRICES FOR THE FELINE PRIDES WILL BE DIRECTLY AFFECTED BY THE TRADING PRICES FOR OUR COMMON STOCK

     The trading prices of Income PRIDES and Growth PRIDES in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of the common stock or interest rates will rise or fall. Trading prices of the common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions can affect the capital markets generally, therefore affecting the price of our common stock, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of common stock by us in the market after the offering of the FELINE PRIDES, or the perception that such sales could occur. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the FELINE PRIDES. Any such arbitrage could, in turn, affect the trading prices of the Income PRIDES, Growth PRIDES, debentures and common stock.

IF YOU HOLD FELINE PRIDES, YOU WILL NOT BE ENTITLED TO ANY RIGHTS WITH RESPECT TO THE COMMON STOCK

     If you hold FELINE PRIDES, you will not be entitled to any rights with respect to the common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the common stock). You will only be entitled to rights on the common stock if and when we deliver shares of common stock in exchange for FELINE PRIDES on August 16, 2002, or as a result of early settlement, as the case may be, and the applicable record date, if any, for the exercise of rights occurs after such date. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws and the record date for determining the stockholders of record entitled to vote on such amendment occurs prior to delivery, you will not be entitled to vote on such amendment.

WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK AND THEREBY MATERIALLY AND ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK

     The number of shares of common stock that you are entitled to receive on August 16, 2002, or as a result of early settlement of a purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions by us that modify our capital structure. We will not adjust the number of shares of common stock that you are to receive on August 16, 2002, or as a result of early settlement of a purchase contract for other events, including offerings of common stock for cash by us or in connection with acquisitions. We are not restricted from issuing additional common stock during the term of the purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares to be received on August 16, 2002 to the price of the common stock, such other events may adversely affect the trading price of Income PRIDES or Growth PRIDES.

THE SECONDARY MARKET FOR THE FELINE PRIDES MAY BE ILLIQUID

     It is not possible to predict how Income PRIDES, Growth PRIDES or debentures will trade in the secondary market or whether such market will be liquid or illiquid. There is currently no secondary market for either our Income PRIDES or our Growth PRIDES. We will apply to list the Income PRIDES and the Growth PRIDES on the NYSE. If debentures are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will try to list the debentures on the same exchange as the Income PRIDES and Growth PRIDES. There can be no assurance as to the liquidity of any market that may develop for the Income PRIDES, the Growth PRIDES or the debentures, your ability to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event you were to substitute Treasury securities for debentures or debentures for Treasury securities, thereby converting your Growth PRIDES to Income PRIDES or your Income PRIDES to Growth PRIDES, as the case may be, the liquidity of Income PRIDES or Growth PRIDES could be adversely affected. There can be no assurance that the Income PRIDES or Growth PRIDES will not be delisted from the NYSE or that trading in the Income PRIDES or Growth PRIDES and debentures will not be suspended as a result of your election to create Income PRIDES or Growth PRIDES by substituting collateral, which could cause the number of Income PRIDES or Growth PRIDES to fall below the requirement for listing securities on the NYSE that at least 1,000,000 Income PRIDES or Growth PRIDES be outstanding at any time.

YOUR RIGHTS TO THE PLEDGED SECURITIES WILL BE SUBJECT TO OUR SECURITY INTEREST

     Although you will be the beneficial owner of the related debentures, Treasury securities or Treasury portfolio (together, the "pledged securities"), as applicable, those pledged securities will be pledged with The Chase Manhattan Bank, as the collateral agent, to secure your obligations under the related purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts in the event that we become the subject of a case under the Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay of Section 362 of the Bankruptcy Code.

WE MAY REDEEM THE DEBENTURES UPON THE OCCURRENCE OF A TAX EVENT

     We have the option to redeem the debentures, on not less than 30 days or more than 60 days' prior written notice, in whole but not in part, at any time before August 16, 2002 if a tax event occurs and continues under the circumstances described in this prospectus supplement (a "tax event redemption"). If we exercise this option, we will redeem the debentures at the redemption price plus accrued and unpaid interest (including any deferred interest) if any. If we redeem the debentures, we will pay the redemption price in cash to the holders of such debentures. If the tax event redemption occurs before August 16, 2002, the redemption price payable to you as a holder of Income PRIDES will be distributed to the collateral agent, who in turn will apply an amount equal to the redemption price to purchase the Treasury portfolio on your behalf, and will remit the remainder of the redemption amount of the redemption price to the holder, and the Treasury portfolio will be substituted for the debentures as collateral to secure your obligations under the purchase contracts related to the Income PRIDES. If your debentures are not components of Income PRIDES, you will receive redemption payments directly. There can be no assurance as to the impact on the market prices for the Income PRIDES if we substitute the Treasury portfolio as collateral in place of any debentures so redeemed. A tax event redemption will be a taxable event to the holders of the debentures.

WE MAY DEFER CURRENT PAYMENTS

     We have the option to defer the payment of contract adjustment payments on the purchase contracts until August 16, 2002. However, deferred installments of contract adjustment payments will bear additional contract adjustment payments
at the rate of     % per year (compounding on each succeeding payment date)
until we pay them to you. If the purchase contracts are settled early (or terminated due to our bankruptcy, insolvency or reorganization), the right to receive contract adjustment payments and deferred contract adjustment payments, if any, will also terminate.

     If we defer the payment of contract adjustment payments on the purchase contracts until August 16, 2002, you will receive a number of shares of common stock equal to the total amount of deferred contract adjustment payments payable to you divided by the applicable market value.

     We will also have the right under the indenture to defer payments of interest on the debentures by extending the interest payment period at any time, and from time to time, on the debentures. Our right to extend the interest payment period on the debentures will be limited such that an extension period may not extend beyond the stated maturity date of the debentures or end on other than a payment date. During any extension period, we will not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock except in the following five situations:

     - to purchase or acquire our own capital stock in order to satisfy any obligations that we may have under any employee benefit plans or to satisfy any obligations that we may have pursuant to any contract or security outstanding on the date of such event requiring us to purchase our own capital stock;

     - as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of the our capital stock;

     - to purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the conversion or exchange of such security;

     - dividends or distributions in our capital stock (or rights to acquire our capital stock) or to repurchase or redeem our capital stock solely from the issuance or exchange of capital stock; or

     - to redeem or repurchase any rights outstanding under a shareholder rights plan or to declare a dividend of rights in the future.

     During any such extension period, we shall also not make any guarantee payments with respect to the above. Before the termination of any extension period, we may further extend the interest payment period; provided that we may not extend any extension period beyond the stated maturity date of the debentures or have any extension period end on other than a payment date. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the above requirements.

     We do not currently intend to defer payments of stated interest on the debentures and we currently believe that the likelihood of our doing so is remote. Therefore, the debentures should not be considered to have been issued with OID as a result of our right to defer payments of stated interest on the debentures unless and until we actually exercise this deferral right. There is no assurance that the IRS will agree with our position.

     Should we exercise our right to defer payments of interest by extending the interest payment period, a U.S. holder (as defined herein) of debentures either as a component of the Income PRIDES or separately would be required to include the U.S. holder's share of the stated interest on the debentures in gross income, as OID, on a daily economic accrual basis, regardless of the U.S. holder's method of tax accounting. As a result, a U.S. holder of debentures would recognize income for United States federal income tax purposes in advance of the receipt of cash attributable to this income, and would not receive the cash from us related to this income if the holder has disposed of the debentures prior to the record date for the date on which distributions of these amounts are made. In addition, as a result of our right to defer interest payments, the market price of the debentures may be more volatile than the market price of other securities that are not subject to deferral. Should we exercise this right in the future, the market price of the debentures is likely to be adversely affected. If you dispose of your debentures during an extension period, therefore, you might not receive the same return on your investment as if you had continued to hold your debentures.

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE FELINE PRIDES ARE UNCLEAR

     No statutory, judicial or administrative authority directly addresses the treatment of the FELINE PRIDES or instruments similar to the FELINE PRIDES for United States federal income tax purposes. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES are not entirely clear.

THE PURCHASE CONTRACT AGREEMENT WILL NOT BE QUALIFIED UNDER THE TRUST INDENTURE ACT AND THE OBLIGATIONS OF THE PURCHASE CONTRACT AGENT ARE LIMITED

     The purchase contract agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939 and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act, although the debentures constituting a part of the Income PRIDES will be issued pursuant to the indenture, which will be qualified under the Trust Indenture Act. Accordingly, if you hold FELINE PRIDES, you will not have the benefit of the protections of the Trust Indenture Act. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include

     - disqualification of the indenture trustee for "conflicting interests," as defined under the Trust Indenture Act;

     - provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

     - the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

THE TRADING PRICE OF THE DEBENTURES MAY NOT FULLY REFLECT THE VALUE OF THEIR ACCRUED BUT UNPAID INTEREST

     The debentures may trade at a price that does not fully reflect the value of their accrued but unpaid interest. If you dispose of your debentures between record dates for interest payments, you will be required to include accrued but unpaid interest through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add this amount to your adjusted tax basis in the debentures disposed of. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data, other than the ratio of earnings to fixed charges, is derived from our Consolidated Financial Statements and Item 6 of our Annual Reports on Form 10-K for the fiscal years ended December 31, 1995 through 1998, and our Quarterly Report on Form 10-Q for the three months ended March 31, 1999, as adjusted for certain minor reclassifications. The notes to Consolidated Financial Statements included in those reports contain other information relating to this data.

                                             THREE MONTHS
                                            ENDED MARCH 31,                        YEAR ENDED DECEMBER 31,
                                         ---------------------   -----------------------------------------------------------
                                           1999        1998        1998        1997       1996(1)        1995        1994
                                         ---------   ---------   ---------   ---------   ---------     ---------   ---------
                                                         (IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
Operating revenues(2)..................  $ 1,709.6   $ 1,956.5   $ 7,368.2   $ 9,730.1   $12,166.9(3)  $10,343.2   $10,072.4
Earnings from continuing operations
  before extraordinary items...........      134.5       124.8       482.9       398.7       508.0(3)      285.6       240.3
Net earnings...........................      134.5       122.9       444.4       301.5       402.6(3)      270.4       232.6
Basic earnings per share from
  continuing operations before
  extraordinary items(4)...............        .63         .57        2.24        1.80        2.33(3)       1.28        1.07
Diluted earnings per share from
  continuing operations before
  extraordinary items(4)...............        .62         .56        2.21        1.77        2.30(3)       1.27        1.06
Cash dividends per common share(4).....      .0625         .05       .2375         .20         .20           .20         .20
Ratio of earnings to fixed
  charges(5)...........................      2.75x       2.98x       2.62x       2.38x       2.59x         1.73x       1.76x
Total assets...........................  $12,644.6   $11,325.1   $12,304.1   $11,639.7   $11,620.4     $10,660.5   $10,501.8
Long-term debt, excluding current
  maturities...........................    4,212.6     3,759.2     3,999.3     3,663.2     3,526.1       3,661.7     3,719.0
Preferred stock of subsidiaries,
  excluding current maturities(6)......      400.0       100.0       400.0       100.0       100.0            .6          .6
Common stock and other stockholders'
  equity...............................    3,599.6     3,392.9     3,475.8     3,282.4     3,036.5       2,678.8     2,457.2

---------------

(1) Effective November 1, 1996, we discontinued the application of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation." The accounting change resulted in a charge to earnings of $85.6 million, net of related income taxes of $50.0 million, and is shown as an extraordinary item. Additional information is set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations and Note 14 of the Notes to Consolidated Financial Statements in the Form 10-K for the year ended December 31, 1998.

(2) Amounts for 1997 include revenues for two months while 1994 through 1996 include twelve months of revenues from our gas marketing operations which became a part of Engage Energy US, L.P. and Engage Energy Canada, L.P. in February 1997 and are included in Other income -- net on the equity method thereafter.

(3) Amounts for 1996 included a gain of $272.3 million ($177.0 million net of income taxes, or $.84 per share-basic, $.83 per share-diluted) related to the sale of the Utah coal mining operations. Excluding the gain, earnings from continuing operations before extraordinary items for 1996 amounted to $331.0 million ($1.49 per share-basic, $1.47 per share-diluted).

(4) Adjusted for a two-for-one stock split of our common stock declared on May 7, 1998. In addition, cash dividends of $.2138 per share were paid on our Class A Common Stock in 1998, and $.18 was paid in 1997, 1996, 1995 and 1994. For the three month periods, the cash dividends on Class A Common Stock were $.05625 and $.045 in 1999 and 1998, respectively.

(5) For purposes of calculating the ratio of earnings to fixed charges, "earnings" are computed by adding to earnings from continuing operations the provision for income taxes and fixed charges net of interest capitalized. "Fixed charges" consist of interest plus interest capitalized, subsidiary preferred stock dividends and a portion of operating lease rent expense deemed to be representative of interest.

(6) Amounts for March 31, 1999 and December 31, 1998 include $300.0 million of Coastal-obligated mandatory redemption preferred securities of a consolidated trust.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     Our common stock is traded on the NYSE under the symbol "CGP." The high and low sales prices of our common stock, as reported on the NYSE composite tape, for the periods indicated, are presented below:

                                                                                DIVIDENDS
                                                               HIGH     LOW       PAID
                                                              ------   ------   ---------
1997:
  First Quarter.............................................  $25.56   $22.32    $  .05
  Second Quarter............................................   26.94    21.94       .05
  Third Quarter.............................................   31.75    26.38       .05
  Fourth Quarter............................................   32.53    28.13       .05
1998:
  First Quarter.............................................  $34.13   $26.59    $  .05
  Second Quarter............................................   38.25    32.34     .0625
  Third Quarter.............................................   35.75    25.25     .0625
  Fourth Quarter............................................   38.75    30.88     .0625
1999:
  First Quarter.............................................  $37.38   $29.44    $.0625
  Second Quarter............................................   43.88    32.75     .0625
  Third Quarter (through July 21, 1999).....................   42.00    39.25        --

     We have paid quarterly cash dividends on our common stock in each year since 1977. Price and dividend amounts set forth above have been adjusted for a 2-for-1 stock split in 1998.

                                USE OF PROCEEDS

     All or substantially all of the proceeds from the sale of the Growth PRIDES will be used to purchase the underlying Treasury securities to be transferred to holders of the Growth PRIDES pursuant to the terms thereof and the remainder, if any, will be paid to us. All of the proceeds from the sale of the debentures that are not components of Income PRIDES and all of the proceeds from the sale of the Income PRIDES will be paid to us. We currently anticipate using all of the net proceeds from the sale of the debentures, the Income PRIDES and the Growth PRIDES, estimated to be approximately $290.7 million (approximately $334.4 million if the underwriters' over-allotment options are exercised in full) (in each case after deducting the underwriting commission and estimated expenses payable by us), to repay borrowings, including borrowings of our subsidiaries.

                                 CAPITALIZATION

     The following table sets forth our unaudited consolidated short-term debt and capitalization as of March 31, 1999, and as adjusted to give effect to the sale of the FELINE PRIDES and the debentures and the application of the net proceeds from the sale thereof. See "Use of Proceeds."

                                                                 MARCH 31, 1999(2)
                                                              -----------------------
                                                               ACTUAL     AS ADJUSTED
                                                              ---------   -----------
                                                                   (IN MILLIONS)
Short-term debt and current maturities on long-term
  debt(1)...................................................  $   268.4    $   268.4
                                                              =========    =========
Long-term debt:
  The Coastal Corporation:
     Notes payable (revolving credit agreements)(1).........  $    90.0    $      --
       % debentures, due 2004...............................         --        300.0
     Other..................................................    2,099.1      2,099.1
                                                              ---------    ---------
                                                                2,189.1      2,399.1
                                                              ---------    ---------
  Subsidiary companies:
     Notes payable (revolving credit agreements)(1).........      560.7        360.0
     Other..................................................    1,140.2      1,140.2
                                                              ---------    ---------
                                                                1,700.9      1,500.2
Amount reclassified from short-term debt(1).................      450.0        450.0
Less current maturities(1)..................................      127.4        127.4
                                                              ---------    ---------
          Total long-term debt..............................    4,212.6      4,221.9
                                                              ---------    ---------
Preferred securities:
  Company-obligated mandatory redemption preferred
     securities of a consolidated trust.....................      300.0        300.0
  Issued by subsidiaries....................................      100.0        100.0
                                                              ---------    ---------
          Total preferred securities........................      400.0        400.0
Common stock and other stockholders' equity.................    3,599.6      3,599.6
                                                              ---------    ---------
          Total capitalization..............................  $ 8,212.2    $ 8,221.5
                                                              =========    =========

---------------

(1) At March 31, 1999, we had $591.0 million of outstanding indebtedness to banks under short-term lines of credit and $277.4 of current maturities on long-term debt. As of such date our financial statements reflect $450.0 million of short-term borrowings and $150.0 million of current maturities on long-term debt which have been reclassified as long-term, based on the availability of committed credit lines with maturities in excess of one year and our intent to maintain such amounts as long-term borrowings.

(2) At June 30, 1999, total debt had increased by $165.7 million.

                              ACCOUNTING TREATMENT

     The purchase contracts are forward transactions in our common stock. Upon settlement of a purchase contract, we will receive the stated amount on such purchase contract and will issue the requisite number of shares of common stock. The stated amount thus received will be credited to the common stock and additional paid-in capital account in common stock and other stockholders' equity. The present value of the contract adjustment payments will initially be charged to equity, with an offsetting credit to liabilities. Subsequent contract adjustment payments will be allocated between this liability account and interest expense based on a constant rate calculation over the life of the transaction.

     Prior to the issuance of shares of common stock upon settlement of the purchase contracts, it is anticipated that the FELINE PRIDES will be reflected in our earnings per share calculations using the treasury stock method. Under this method, the number of shares of common stock used in calculating earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, it is anticipated there will be no dilutive effect on our earnings per share except during periods when the average market price of common stock is above the threshold appreciation price.

                        DESCRIPTION OF THE FELINE PRIDES

     Each FELINE PRIDES will be issued under the purchase contract agreement between us and the purchase contract agent. The FELINE PRIDES initially will
consist of (1)      units referred to as Income PRIDES with a stated amount per
Income PRIDES equal to $25 and (2)      units referred to as Growth PRIDES with
a stated amount per Growth PRIDES equal to $25.

     Each Income PRIDES will initially consist of a unit comprised of:

          (1) a purchase contract under which (a) the holder will purchase from us not later than August 16, 2002, for the stated amount, a fraction of a newly issued share of our common stock equal to the settlement rate described below under "Description of the Purchase Contracts -- General," and (b) we will pay to the holder contract adjustment payments at the rate
     of      % of the stated amount per year, and

          (2) (a) a beneficial ownership interest in a related debenture, having a principal amount per debenture equal to the stated amount, or (b) upon the occurrence of a tax event redemption prior to August 16, 2002, the appropriate applicable ownership interest in the Treasury portfolio.

     "Applicable ownership interest" means, with respect to an Income PRIDES and the U.S. Treasury securities in the Treasury portfolio, (1) a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury security included in the Treasury portfolio which matures on or prior to August 15, 2002 and (2) for each scheduled interest payment date on the debentures that occurs after the tax
event redemption date, a      % undivided beneficial ownership interest in a
$1,000 face amount of the U.S. Treasury security which is a principal or interest strip maturing on or prior to such interest payment date.

     Each Growth PRIDES will initially consist of a unit comprised of:

          (1) a purchase contract under which (a) the holder will purchase from us not later than August 16, 2002, for the stated amount, a number of newly issued shares of our common stock equal to the settlement rate, and (b) we
     will pay to the holder contract adjustment payments at the rate of      %
     of the stated amount per year, and

          (2) a 2.5% undivided beneficial ownership interest in a zero-coupon
     Treasury security (CUSIP No.       ) with a principal amount of $1,000 that
     matures on August 1, 2002, which is referred to herein as a Treasury security.

     The purchase price of each FELINE PRIDES will be allocated between the related purchase contract and the related debenture or interest in a Treasury security in proportion to their respective fair market values at the time of purchase. We will report the fair market of each debenture and each interest in
a Treasury security as $       and $       , respectively, and the fair market
value of each purchase contract as $       . This position generally will be
binding on each beneficial owner of each Income PRIDES, but not on the IRS. The debentures or the appropriate applicable ownership interest of the Treasury portfolio or the Treasury securities, as applicable, forming a part of the Income PRIDES or Growth PRIDES will be pledged to the collateral agent to secure the holder's obligation to purchase common stock under the related purchase contracts.

CREATING GROWTH PRIDES

     Each holder of Income PRIDES, unless a tax event redemption has occurred, will have the right, at any time on or prior to the fifth business day immediately preceding August 16, 2002, to substitute for the related debentures Treasury securities in a total principal amount at maturity equal to the aggregate principal amount of such debentures. This substitution will create Growth PRIDES. Because Treasury securities are issued in multiples of $1,000, holders of Income PRIDES may make such substitution only in integral multiples of 40 Income PRIDES. However, if a tax event redemption has occurred prior to August 16, 2002 and the Treasury portfolio has become a component of the Income PRIDES, holders of

Income PRIDES may make substitutions only in multiples of        Income PRIDES,
at any time on or prior to the second business day immediately preceding August 16, 2002. Holders must also obtain the release of the appropriate applicable ownership interest in the Treasury portfolio rather than a release of the applicable debentures.

     To create 40 Growth PRIDES, the Income PRIDES holder will:

          (a) deposit with the collateral agent a Treasury security having a principal amount at maturity of $1,000 and

          (b) transfer 40 Income PRIDES to the purchase contract agent accompanied by a notice stating that the holder has deposited a Treasury security with the collateral agent and requesting the release to such holder of the 40 debentures relating to the 40 Income PRIDES.

     If contract adjustment payments are at a higher rate for Growth PRIDES than for Income PRIDES, holders will also be required to deliver cash in an amount equal to the excess of the contract adjustment payments that would have accrued since the last payment date of contract adjustment payments to the date of substitution on the Growth PRIDES being created over the contract adjustment payments that have accrued over the same time period on the related Income PRIDES.

     Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related 40 debentures from the pledge under the pledge agreement free and clear of our security interest therein to the purchase contract agent, which will (i) cancel the 40 Income PRIDES, (ii) transfer the 40 related debentures to the holder and (iii) deliver 40 Growth PRIDES to the holder. The Treasury security will be substituted for the debentures and will be pledged with the collateral agent to secure the holder's obligation to purchase common stock under the related purchase contracts. The related debentures released to the holder thereafter will trade separately from the resulting Growth PRIDES.

     Contract adjustment payments will be payable by us on the Growth PRIDES on
each payment date from the later of        , 1999, the original issue date, and
the last payment date on which contract adjustment payments were paid. In addition, OID will accrue on the related Treasury securities.

CREATING INCOME PRIDES

     Each holder of Growth PRIDES will have the right, at any time on or prior to the fifth business day immediately preceding August 16, 2002, to substitute for the related Treasury securities held by the collateral agent debentures in an aggregate principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities. This substitution would create Income PRIDES. Because Treasury securities are issued in integral multiples of $1,000, holders of Growth PRIDES may make these substitutions only in integral multiples of 40 Growth PRIDES. If a tax event redemption has occurred and the Treasury portfolio has become a component of the Income PRIDES, holders of the Growth
PRIDES may make such substitution only in integral multiples of      Growth
PRIDES at any time on or prior to the second business day immediately preceding August 16, 2002.

     To create 40 Income PRIDES, the Growth PRIDES holder will:

          (a) deposit with the collateral agent 40 debentures, which debentures must be purchased in the open market at the holder's expense, and

          (b) transfer 40 Growth PRIDES certificates to the purchase contract agent accompanied by a notice stating that the Growth PRIDES holder has deposited 40 debentures with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the Treasury security relating to the Growth PRIDES.

     Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related Treasury securities from the pledge under the pledge agreement free and clear of our security interest therein to the purchase contract agent. The purchase contract agent will then (i) cancel the 40 Growth PRIDES, (ii) transfer the related Treasury securities to the holder of Growth PRIDES and (iii) deliver 40 Income PRIDES to the holder of Growth PRIDES. The substituted debentures will be pledged with the collateral agent to secure the Income PRIDES holder's obligation to purchase common stock under the related purchase contracts.

     Cumulative cash distributions, payable quarterly at a rate of      % of the
stated amount per year, subject to our deferral rights, on our Income PRIDES, will be payable on our payment date from the later of the original issue date and the last payment date on which the cumulative cash distributions, if any, were paid.

     Holders that elect to substitute pledged securities, thereby creating Growth PRIDES or Income PRIDES or recreating Income PRIDES or Growth PRIDES, will be responsible for any fees or expenses payable in connection with such substitution.

CURRENT PAYMENTS

     Holders of Income PRIDES are entitled to receive aggregate cash
distributions at a rate of      % of the stated amount per year from and after
the original issue date payable quarterly in arrears. The quarterly payments on the Income PRIDES will consist of (i) cumulative cash distributions on the related debentures or the Treasury portfolio, as applicable, payable at the rate
of      % of the stated amount per year and (ii) contract adjustment payments
payable by us at the rate of      % of the stated amount per year, each subject
to our right of deferral.

     Each holder of Growth PRIDES will be entitled to receive quarterly contract
adjustment payments payable by us at the rate of      % of the stated amount per
year, subject to our rights of deferral. In addition, OID will accrue on the related Treasury securities.

     We have the right at any time, and from time to time, limited to a period not extending beyond the maturity of the debentures, to defer interest payments on the debentures. As a consequence of this deferral, the interest payments to holders of Income PRIDES or any debentures outstanding after August 16, 2002 or after a substitution of collateral resulting in the creation of Growth PRIDES would be deferred. However, despite such deferral, interest payments would
continue to accrue, compounded quarterly, at the rate of      % per year through
and including August 15, 2002 and at the reset rate thereafter. We also have the right to defer the payment of contract adjustment payments on the related purchase contracts until no later than August 16, 2002. Such deferred contract adjustment payments will bear additional contract adjustment payments at the
rate of      % per year until paid. If a tax event redemption has occurred and the Treasury portfolio has become a component of the Income PRIDES, quarterly distributions on the Treasury portfolio, as a portion of the cumulative quarterly distributions to the holders of Income PRIDES, will not be deferred.

     Our obligations with respect to the debentures will be senior and unsecured and will rank on an equal basis in right of payment with all of our other senior unsecured obligations. Our obligations with respect to the contract adjustment payments will be subordinated and junior in right of payment to our senior indebtedness. "Senior indebtedness" with respect to the contract adjustment payments means indebtedness of any kind unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the contract adjustment payments.

VOTING AND CERTAIN OTHER RIGHTS

     Holders of purchase contracts forming part of the Income PRIDES or Growth PRIDES, in their capacities as such holders, will have no voting or other rights in respect of the common stock.

LISTING OF THE SECURITIES

     We will apply to list the Income PRIDES and the Growth PRIDES on the NYSE under the symbols "CGPPrI" and "CGPPrG," respectively. Unless and until substitution has been made as described in "Description of the FELINE
PRIDES -- Creating Growth PRIDES" or "-- Creating Income PRIDES," neither the debenture or Treasury portfolio component of an Income PRIDES nor the Treasury security component of a Growth PRIDES will trade separately from Income PRIDES or Growth PRIDES, and the debenture or Treasury portfolio component will trade as a unit with the purchase contract component of the Income PRIDES and the Treasury security component will trade as a unit with the purchase contract component of the Growth PRIDES. If debentures are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we will endeavor to cause the debentures to be listed on the exchange on which the Income PRIDES and the Growth PRIDES are then listed, including, if applicable, the NYSE.

MISCELLANEOUS

     We or our affiliates may from time to time purchase any of the securities offered by this prospectus supplement which are then outstanding by tender, in the open market or by private agreement.

                     DESCRIPTION OF THE PURCHASE CONTRACTS

GENERAL

     Each purchase contract underlying a FELINE PRIDES will obligate the holder of the purchase contract to purchase, and us to sell, on August 16, 2002, for an amount in cash equal to the stated amount of the FELINE PRIDES, a number of newly issued shares of common stock equal to the "settlement rate." The settlement rate will be calculated, subject to adjustment under the circumstances described in "-- Anti-Dilution Adjustments," as follows:

          (a) if the applicable market value is equal to or greater than the
     threshold appreciation price of $       , which is approximately      %
     above the reference price, the settlement rate will be        , which is
     equal to the stated amount divided by the threshold appreciation price. Accordingly, if, between the date of this prospectus supplement and the period during which the applicable market value is measured, the market price for the common stock increases to an amount that is higher than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market value is the same as the applicable market value of such common stock. If the market price is the same as the threshold appreciation price, the aggregate market value of the shares will be equal to the stated amount, assuming that such market value is the same as the applicable market value of such common stock;

          (b) if the applicable market value is less than the threshold appreciation price but greater than the reference price, the settlement rate will be equal to the stated amount divided by the applicable market value. Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but such market price is less than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that such market value is the same as the applicable market value of such common stock; and

          (c) if the applicable market value is less than or equal to the reference price, the settlement rate, which is equal to the stated amount
     divided by the reference price, will be        . Accordingly, if the market
     price for the common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market value is the same as the applicable market value of the common stock. If such market price stays the same, the aggregate market value of the shares will be equal to the stated amount, assuming that such market value is the same as the applicable market value of the common stock.

     "Applicable market value" means the average of the closing price per share of common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding August 16, 2002.

     "Closing price" of the common stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the common stock on the NYSE on such date or, if the common stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the common stock is so listed. If the common stock is not so listed on a United States national or regional securities exchange, the closing price means the last closing sale price of the common stock as reported by the Nasdaq Stock Market, or, if the common stock is not so reported, the last quoted bid price for the common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization. If the bid price is not available, the closing price means the market value of the common stock on such date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

     A "trading day" means a day on which the common stock (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock.

     We will not issue any fractional shares of common stock pursuant to the purchase contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of purchase contracts being settled by a holder of Income PRIDES or Growth PRIDES, the holder will be entitled to receive an amount of cash equal to the fraction of a share times the applicable market value.

     On the business day immediately preceding August 16, 2002, unless a holder of Income PRIDES or Growth PRIDES:

          (1) has settled the related purchase contracts prior to August 16, 2002 through the early delivery of cash to the purchase contract agent in the manner described under "-- Early Settlement,"

          (2) in the case of Income PRIDES, has settled the related purchase contracts with separate cash on the business day immediately preceding August 16, 2002 pursuant to prior notice in the manner described under "-- Notice to Settle with Cash,"

          (3) in the case of Income PRIDES, has had the debentures related to the holder's purchase contracts remarketed in the manner described herein in connection with settling such purchase contracts, or

          (4) an event described under "-- Termination" below has occurred,

then (a) in the case of Income PRIDES, unless a tax event redemption has occurred, we will exercise our rights as a secured party to dispose of the debentures in accordance with applicable law and (b) in the case of Growth PRIDES, or Income PRIDES in the event that a tax event redemption has occurred, the principal amount of the related Treasury securities, or the appropriate applicable ownership interest of the Treasury portfolio, as applicable, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase common stock under the related purchase contracts. The common stock will then be issued and delivered to the holder or the holder's designee, upon presentation and surrender of the certificate evidencing the FELINE PRIDES and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than the holder.

     Each holder of Income PRIDES or Growth PRIDES, by acceptance of such securities, will be deemed to have:

          (1) irrevocably agreed to be bound by the terms and provisions of the related purchase contracts and the pledge agreement and to have agreed to perform its obligations thereunder for so long as such holder remains a holder of the FELINE PRIDES, and

          (2) duly appointed the purchase contract agent as the holder's attorney-in-fact to enter into and perform the related purchase contracts and pledge agreement on behalf of and in the name of the holder.

     In addition, each beneficial owner of Income PRIDES or Growth PRIDES, by acceptance of this interest, will be deemed to have agreed to treat (a) itself as the owner of the related debentures, the appropriate applicable ownership interest of the Treasury portfolio or the Treasury securities, as the case may be, and (b) the debentures as indebtedness for all United States federal tax purposes.

REMARKETING

     Pursuant to the remarketing agreement and subject to the terms of the supplemental remarketing agreement between the remarketing agent, the purchase contract agent and us, unless a tax event redemption has occurred, the debentures of Income PRIDES holders who have failed to notify the purchase contract agent on or prior to the fifth business day immediately preceding August 16, 2002 of their intention to settle the related purchase contracts with separate cash will be remarketed on the third business day immediately preceding August 16, 2002.

     The remarketing agent will use its reasonable efforts to remarket these debentures at a price of approximately 100.5% of the aggregate principal amount plus any accrued and unpaid interest payment including deferred interest payments, if any. The portion of the proceeds from the remarketing equal to the aggregate principal amount of the debentures will be automatically applied to satisfy in full such Income PRIDES holders' obligations to purchase common stock.

     In addition, the remarketing agent may deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed debentures, from any amount of the proceeds in excess of the aggregate principal amount of the remarketed debentures plus any accrued and unpaid interest payments, including any deferred interest payments. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of such holder. Income PRIDES holders whose debentures are remarketed will not otherwise be responsible for the payment of any remarketing fee in connection with the remarketing.

     If, (1) despite using its reasonable efforts, the remarketing agent cannot remarket the related debentures, other than to us, at a price equal to or greater than 100% of the aggregate principal amount of the debentures plus any accrued and unpaid interest payments, including any deferred interest payments, or (2) the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed remarketing, we will exercise our rights as a secured party to dispose of the debentures in accordance with applicable law and satisfy in full the holder's obligation to purchase common stock under the related purchase contracts. However, if we exercise our rights as a secured creditor, we will pay any accrued and unpaid interest, including any deferred interest payments, on the debentures in cash to the holders of record of the debentures.

     We will cause a notice of a failed remarketing to be published on the second business day immediately preceding August 16, 2002 by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In addition, we will request, not later than seven nor more than 15 calendar days prior to the remarketing date, that the depositary notify its participants holding debentures, Income PRIDES and Growth PRIDES of the remarketing, including, in the case of a failed remarketing, the procedures that must be followed if a debenture holder wishes to exercise its right to put its debenture to us as described in this prospectus supplement. If required, we will endeavor to ensure that a registration statement with regard to the full amount of the debentures to be remarketed shall be effective in such form as will enable the remarketing agent to rely on it in connection with the remarketing process. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the remarketing agent.

EARLY SETTLEMENT

     A holder of Income PRIDES may settle the related purchase contracts at any time on or prior to the fifth business day immediately preceding August 16, 2002 by presenting and surrendering the related FELINE PRIDES certificate at the offices of the purchase contract agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to the stated amount times the number of purchase contracts being settled, but only in integral multiples of 40 Income PRIDES; provided, however, if a tax event redemption has occurred prior to August 16, 2002 and the Treasury portfolio has become a component of the Income PRIDES, holders of the Income
PRIDES may settle early only in integral multiples of   Income PRIDES at any
time on or prior to the second business day immediately preceding August 16, 2002.

     A holder of Growth PRIDES may settle the related purchase contracts at any time on or prior to the second business day immediately preceding August 16, 2002 by presenting and surrendering the related FELINE PRIDES certificate at the offices of the purchase contract agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment in immediately available funds of an amount equal to (1) the stated amount times the number of purchase contracts being settled plus (2) if the delivery is made with respect to any purchase contract during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contract; provided that no payment is required if we have elected to defer the contract adjustment payments which would otherwise be payable on the payment date.

     So long as the FELINE PRIDES are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

     Upon early settlement of the purchase contracts related to any Income PRIDES or Growth PRIDES:

          (a) the holder will receive   newly issued shares of common stock per
     Income PRIDES or Growth PRIDES, subject to adjustment under the circumstances described in "Description of the Purchase
     Contracts -- Anti-Dilution Adjustments" below, accompanied by this prospectus supplement, as amended or stickered,

          (b) the debentures, the appropriate applicable ownership interest of the Treasury portfolio or the Treasury securities, as the case may be, related to such Income PRIDES or Growth PRIDES will be transferred to the holder free and clear of our security interest,

          (c) the holder's right to receive any deferred contract adjustment payments on the purchase contracts being settled will be forfeited,

          (d) the holder's right to receive future contract adjustment payments will terminate, and

          (e) no adjustment will be made to or for the holder on account of any deferred contract adjustment payments or any amounts accrued in respect of contract adjustment payments.

     If the purchase contract agent receives a FELINE PRIDES Certificate, accompanied by the completed "Election to Settle Early" and required immediately available funds, from a holder of FELINE PRIDES by 5:00 p.m., New York City time, on a business day, that day will be considered the settlement date. If the purchase contract agent receives the above after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, other than from Income PRIDES holders after the occurrence of a tax event redemption, the next business day will be considered the settlement date.

     Upon early settlement of purchase contracts in the manner described above, presentation and surrender of the FELINE PRIDES certificate evidencing the related Income PRIDES or Growth PRIDES and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related common stock to any person other than the holder of the Income PRIDES or Growth PRIDES, we will cause the shares of common stock being purchased to be issued, and the related debentures, the appropriate applicable ownership interest of the Treasury portfolio or the Treasury securities, as the case may be, securing the purchase contracts to be released from the pledge under the pledge agreement described in "-- Pledged Securities and Pledge Agreement" and transferred, within three business days following the settlement date, to the purchasing holder or the holder's designee.

NOTICE TO SETTLE WITH CASH

     A holder of an Income PRIDES wishing to settle the related purchase contract with separate cash on the business day immediately preceding August 16, 2002 must notify the purchase contract agent by presenting and surrendering the Income PRIDES certificate evidencing the Income PRIDES at the offices of the purchase contract agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the second business day immediately preceding August 16, 2002 (if a tax event redemption has occurred) or on the fifth business day immediately preceding August 16, 2002 (if a tax event redemption has not occurred). If a holder that has given notice of its intention to settle the related purchase contract with separate cash fails to deliver the cash to the collateral agent on the business day immediately preceding August 16, 2002, we will exercise our right as a secured party to dispose of, in accordance with applicable law, the related debenture to satisfy in full, from the disposition of the debenture, the holder's obligation to purchase common stock under the related purchase contracts.

CONTRACT ADJUSTMENT PAYMENTS

     Contract adjustment payments may be payable on the Income PRIDES or Growth PRIDES or both; however, these payments will be specified as a component of the distributions on the Income PRIDES or Growth PRIDES only if and to the extent that the distribution rate on the debentures or the yield on the Treasury security, as determined on the date on which the Income PRIDES or Growth PRIDES are priced for sale, is less than the aggregate distribution rate or yield required on such date for the offer and sale of the Income PRIDES or Growth PRIDES at the public offering price to be specified on the cover page of the final prospectus supplement. Accordingly, although this preliminary prospectus supplement contains numerous references to contract adjustment payments, the final prospectus supplement will indicate whether and to what extent contract adjustment payments will be required to be made by us.

     Contract adjustment payments will be fixed at a rate per year of   % of the
stated amount per purchase contract in the case of Income PRIDES, and at a rate
per year of   % of the stated amount per purchase contract in the case of Growth
PRIDES. Contract adjustment payments that are not paid when due (after giving effect to any permitted deferral) will bear interest at the rate per year of
  %, compounded quarterly, until paid. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the original issue date and will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing November 16, 1999.

     Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent on the relevant record dates, which will be on the first day of the month in which the relevant payment date falls. These distributions will be paid through the purchase contract agent, who will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Income PRIDES or Growth PRIDES. Subject to any applicable laws and regulations, each such payment will be made as described under "-- Book-Entry System."

     In the event that any date on which contract adjustment payments are to be made on the purchase contracts related to the Income PRIDES or Growth PRIDES is not a business day, then payment of the contract adjustment payments will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of this delay), except that, if this business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the relevant payment date.

     A "business day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New
York) are permitted or required by any applicable law to close.

     Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any senior indebtedness.

OPTION TO DEFER CONTRACT ADJUSTMENT PAYMENTS

     We may, at our option and upon prior written notice to the holders of the FELINE PRIDES and the purchase contract agent, defer the payment of contract adjustment payments on the related purchase contracts until no later than August 16, 2002. However, deferred contract adjustment payments will bear additional contract adjustment payments at the
rate of   % per year (compounding on each succeeding payment date) until paid.
If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments will also terminate.

     We will not issue any fractional shares of common stock with respect to the payment of deferred contract adjustment payments on August 16, 2002. In lieu of fractional shares otherwise issuable with respect to such payment of deferred contract adjustment payments, the holder will be entitled to receive an amount in cash equal to the fraction of a share times the applicable market value.

     In the event that we elect to defer the payment of contract adjustment payments on the purchase contracts until August 16, 2002, each holder of FELINE PRIDES will receive on August 16, 2002 in respect of the deferred contract adjustment payments, in lieu of a cash payment, a number of shares of common stock equal to (a) the aggregate amount of deferred contract adjustment payments payable to the holder divided by (b) the applicable market value.

     In the event we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, we will not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock or make guarantee payments with respect to the above (other than (1) purchases or acquisitions of shares of our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or the satisfaction by us of our obligations pursuant to any contract or security outstanding on the date of such event requiring us to purchase capital stock, (2) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of the capital stock, (3) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged,
(4) dividends or distributions in our capital stock (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (5) redemptions or repurchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future).

ANTI-DILUTION ADJUSTMENTS

     The formula for determining the settlement rate will be subject to adjustment (without duplication) upon the occurrence of certain events, including:

          (a) the payment of dividends (and other distributions) of common stock on common stock;

          (b) the issuance to all holders of common stock of rights, warrants or options (other than any dividend reinvestment or share purchase plans) entitling them, for a period of up to 45 days, to subscribe for or purchase common stock at less than the current market price thereof;

          (c) subdivisions, splits and combinations of common stock;

          (d) distributions to all holders of common stock of evidences of our indebtedness, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash);

          (e) distributions (other than regular quarterly cash distributions) consisting exclusively of cash to all holders of common stock in an aggregate amount that, together with (1) other all-cash distributions (other than regular quarterly cash distributions) made within the preceding 12 months and (2) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or any of our subsidiaries for common stock concluded within the preceding 12 months, exceeds 15% of our aggregate market capitalization (such aggregate market capitalization being the product of the current market price of common stock multiplied by the number of shares of common stock then outstanding) on the date of such distribution; and

          (f) the successful completion of a tender or exchange offer made by us or any of our subsidiaries for common stock which involves an aggregate consideration that, together with (1) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or any of our subsidiaries for the common stock concluded within the preceding 12 months and (2) the aggregate amount of any all-cash distributions (other than regular quarterly cash distributions) to all holders of common stock made within the preceding 12 months, exceeds 15% of our aggregate market capitalization on the expiration of such tender or exchange offer. The "current market price" per share of common stock on any day means the average of the daily closing prices for the five consecutive trading days selected by us commencing not more than 30 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the common stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

     In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the common stock is converted into the right to receive other securities, cash or property, each purchase contract then outstanding would, without the consent of the holders of the related Income PRIDES or Growth PRIDES, as the case may be, become a contract to purchase only the kind and amount of securities, cash and other property receivable upon such reorganization event (except as otherwise specifically provided, without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to the purchase contract settlement date) which would have been received by the holder of the related Income PRIDES or Growth PRIDES immediately prior to the date of consummation of such transaction if such holder had then settled such purchase contract.

     If at any time we make a distribution of property to our stockholders which would be taxable to the stockholders as a dividend for United States federal income tax purposes (i.e., distributions out of our current or accumulated earnings and profits of evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for capital stock) and, pursuant to the settlement rate adjustment provisions of the purchase contract agreement, the settlement rate is increased, this increase may give rise to a taxable dividend to holders of FELINE PRIDES.

     In addition, we may make increases in the settlement rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons.

     Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate shall be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate; provided, however, that any adjustments which by reason of the above are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     We will be required, within ten business days following the adjustment of the settlement rate, to provide written notice to the purchase contract agent of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the settlement rate was determined and setting forth the revised settlement rate.

     Each adjustment to the settlement rate will result in a corresponding adjustment to the number of shares of common stock issuable upon early settlement of a purchase contract.

TERMINATION

     The purchase contracts, and the rights and obligations of us and of the holders of the FELINE PRIDES thereunder (including the right thereunder to receive accrued contract adjustment payments or deferred contract adjustment payments, if any, and the right and obligation to purchase common stock), will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us. Upon any termination, the collateral agent will release the related debentures, the appropriate applicable ownership interest of the Treasury portfolio or the Treasury securities, as the case may be, held by it to the purchase contract agent for distribution to the holders, subject, in the case of the Treasury portfolio or the Treasury securities, to the purchase contract agent's disposition of the subject securities for cash, and the payment of this cash to the holders, to the extent that the holders would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any such security. Upon any termination, however, the release and distribution may be subject to a delay. In the event that we become the subject of a case under the Bankruptcy Code, the delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted. We expect any such delay to be limited.

PLEDGED SECURITIES AND PLEDGE AGREEMENT

     Pledged securities will be pledged to the collateral agent, for our benefit, pursuant to the pledge agreement to secure the obligations of holders of FELINE PRIDES to purchase common stock under the related purchase contracts. The rights of holders of FELINE PRIDES to the related pledged securities will be subject to our security interest created by the pledge agreement.

     No holder of Income PRIDES or Growth PRIDES will be permitted to withdraw the pledged securities related to the Income PRIDES or Growth PRIDES from the pledge arrangement except (1) to substitute Treasury securities for the related debentures or the appropriate applicable ownership interest of the Treasury portfolio, as the case may be, (2) to substitute debentures or the appropriate applicable ownership interest of the Treasury portfolio, as the case may be, for the related Treasury securities (for both (1) and (2), as provided for under "Description of the FELINE PRIDES -- Creating Growth PRIDES" and "-- Creating Income PRIDES") or (3) upon the termination or early settlement of the related purchase contracts.

     Subject to the security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of Income PRIDES (unless a tax event redemption has occurred) will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related debentures (including distribution, voting, redemption, repayment and liquidation rights), and each holder of Growth PRIDES and each holder of Income PRIDES (if a tax event redemption has occurred) will retain beneficial ownership of the related Treasury securities or the appropriate applicable ownership interest of the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

     Except as described in "-- General," the collateral agent will, upon receipt, if any, of payments on the pledged securities, distribute the payments to the purchase contract agent, which will in turn distribute those payments, together with contract adjustment payments received from us, to the persons in whose names the related Income PRIDES or Growth PRIDES are registered at the close of business on the record date immediately preceding the date of such payment.

BOOK ENTRY-SYSTEM

     The Depository Trust Company (the "depositary," which term includes its successors in this capacity) will act as securities depositary for the FELINE PRIDES. The FELINE PRIDES will be issued only as fully-registered securities registered in the name of Cede & Co. (the depositary's nominee). One or more fully-registered global security certificates, representing the total aggregate number of FELINE PRIDES, will be issued and will be deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below.

     The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the FELINE PRIDES so long as such FELINE PRIDES are represented by global security certificates.

     The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates.

     Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary's system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly. The rules applicable to the depositary and its participants are on file with the Commission.

     Although the depositary has agreed to the foregoing procedure in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

     In the event that (1) the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary shall have been appointed within 90 days after notice thereof to us, (2) the depositary at any time ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as the depositary and no successor depositary shall have been appointed within 90 days after we learn that the depositary has ceased to be so registered, (3) we, in our sole discretion, determine that the global security certificates shall be so exchangeable or (4) there shall have occurred and be continuing an event of default under the indenture, certificates for the FELINE PRIDES will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global debenture that is exchangeable pursuant to the preceding sentence shall be exchangeable for FELINE PRIDES certificates registered in such names as the depositary shall direct. It is expected that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

     As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or the nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all FELINE PRIDES represented thereby for all purposes under the FELINE PRIDES and the purchase contract agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates will not be entitled to have such global security certificates or the FELINE PRIDES represented thereby registered in their names, will not receive or be entitled to receive physical delivery of FELINE PRIDES certificates in exchange therefor and will not be considered to be owners or holders of the global security certificates or any FELINE PRIDES represented thereby for any purpose under the FELINE PRIDES or the purchase contract agreement. All payments on the FELINE PRIDES represented by the global security certificates and all transfers and deliveries of debentures, treasury portfolio, Treasury securities and common stock with respect thereto will be made to the depositary or its nominee, as the case may be, as the holder thereof.

     Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Procedures for settlement of purchase contracts on August 16, 2002 or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit such settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of Coastal, the purchase contract agent or any agent of Coastal or the purchase contract agent will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to these beneficial ownership interests.

     The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy thereof.

                  CERTAIN PROVISIONS OF THE PURCHASE CONTRACT
                       AGREEMENT AND THE PLEDGE AGREEMENT

GENERAL

     Distributions on the FELINE PRIDES will be payable, purchase contracts (and documents related to the FELINE PRIDES and purchase contracts) will be settled and transfers of the FELINE PRIDES will be registrable at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the FELINE PRIDES do not remain in book-entry form, payment of distributions on the FELINE PRIDES may be made, at our option, by check mailed to the address of the person entitled thereto as shown on the security register.

     Shares of common stock will be delivered on August 16, 2002 (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code (see "Description of the Purchase Contracts -- Termination"), in each case upon presentation and surrender of the FELINE PRIDES certificate at the office of the purchase contract agent.

     If a holder of outstanding Income PRIDES or Growth PRIDES fails to present and surrender the FELINE PRIDES certificate evidencing the Income PRIDES or Growth PRIDES to the purchase contract agent on August 16, 2002, the shares of common stock issuable in settlement of the related purchase contract and in payment of any deferred contract adjustment payments will be registered in the name of the purchase contract agent and, together with any distributions, shall be held by the purchase contract agent as agent for the benefit of the holder, until the FELINE PRIDES certificate is presented and surrendered or the holder provides satisfactory evidence that such certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and Coastal.

     If the purchase contracts have terminated prior to August 16, 2002, the related pledged securities have been transferred to the purchase contract agent for distribution to the holders entitled thereto and a holder fails to present and surrender the FELINE PRIDES certificate evidencing such holder's Income PRIDES or Growth PRIDES to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments thereon shall be held by the purchase contract agent as agent for the benefit of such holder, until the FELINE PRIDES certificate is presented or the holder provides the evidence and indemnity described above.

     The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending distribution, as described above.

     No service charge will be made for any registration of transfer or exchange of the FELINE PRIDES, except for any tax or other governmental charge that may be imposed in connection therewith.

MODIFICATION

     The purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent or collateral agent, as the case may be, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts, the purchase contract agreement and the pledge agreement, except that no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby, (a) change any payment date, (b) change the amount or type of pledged securities related to the purchase contract, impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder's rights in or to the pledged securities, (c) change the place or currency of payment or reduce any contract adjustment payments or any deferred contract adjustment payments, (d) impair the right to institute suit for the enforcement of the purchase contract, any contract adjustment payments or any deferred contract adjustment payments, (e) reduce the number of shares of common stock or the amount of any other property purchasable under the purchase contract, increase the price to purchase common stock or any other property upon settlement of the purchase contract, change the purchase contract settlement date or the right to early settlement or otherwise adversely affect the holder's rights under the purchase contract or
(f) reduce the above-stated percentage of outstanding purchase contracts the consent of whose holders is required for the modification or amendment of the provisions of the purchase contracts, the purchase contract agreement or the pledge agreement; provided that if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of holders will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class.

NO CONSENT TO ASSUMPTION

     Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the purchase contract agreement and the Income PRIDES or Growth PRIDES, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us or our trustee if we become the subject of a case under the Bankruptcy Code.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     We will covenant in the purchase contract agreement that we will not merge or consolidate with or into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless we are the continuing corporation or the successor entity is a corporation organized and existing under the laws of the United States of America or a state hereof or the District of Columbia and the corporation expressly assumes our obligations under the purchase contracts, the debentures, the purchase contract agreement, the pledge agreement, the indenture (including any supplemental indenture thereto) and the remarketing agreement and we or the successor corporation is not, immediately after the merger, consolidation, sale, assignment, transfer, lease or conveyance, in default of our or its payment obligations thereunder or in material default in the performance of any of our or its other obligations thereunder.

TITLE

     We, the purchase contract agent and the collateral agent may treat the registered owner of any FELINE PRIDES as the absolute owner thereof for the purpose of making payment and settling the related purchase contracts and for all other purposes.

REPLACEMENT OF FELINE PRIDES CERTIFICATES

     In the event that physical certificates have been issued, any mutilated FELINE PRIDES certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. FELINE PRIDES certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of the destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen FELINE PRIDES certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder of the FELINE PRIDES evidenced by the certificate before a replacement will be issued.

     Notwithstanding the foregoing, we will not be obligated to issue any Income PRIDES or Growth PRIDES on or after August 16, 2002 (or after early settlement) or after the purchase contracts have terminated. The purchase contract agreement will provide that in lieu of the delivery of a replacement FELINE PRIDES certificate following August 16, 2002, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the common stock issuable pursuant to the purchase contracts included in the Income PRIDES or Growth PRIDES evidenced by the certificate, or, if the purchase contracts have terminated prior to August 16, 2002, transfer the pledged securities included in the Income PRIDES or Growth PRIDES evidenced by the certificate.

GOVERNING LAW

     The purchase contract agreement, the pledge agreement and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE PURCHASE CONTRACT AGENT

     The Bank of New York will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Income PRIDES and Growth PRIDES from time to time. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Income PRIDES and Growth PRIDES or the purchase contract agreement.

     The purchase contract will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

     The Bank of New York maintains commercial banking relationships with us.

INFORMATION CONCERNING THE COLLATERAL AGENT

     The Chase Manhattan Bank will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Income PRIDES and Growth PRIDES except for the obligations owed by a pledgee of property to the owner thereof under the pledge agreement and applicable law.

     The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. This resignation or replacement would be effective upon the appointment of a successor.

     The Chase Manhattan Bank maintains commercial banking relationships with us.

MISCELLANEOUS

     The purchase contract agreement will provide that we will pay all fees and expenses related to (i) the offering of the FELINE PRIDES, (ii) the retention of the collateral agent and (iii) the enforcement by the purchase contract agent of the rights of the holders of the FELINE PRIDES; provided, however, that holders who elect to substitute the related pledged securities, thereby creating Growth PRIDES or Income PRIDES or recreating Income PRIDES or Growth PRIDES, will be responsible for any fees or expenses payable in connection with the substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we shall not be responsible for any of the fees or expenses.

                         DESCRIPTION OF THE DEBENTURES

GENERAL

     The debentures are an issue of the securities described in the accompanying prospectus. The debentures will be issued as a separate series of securities under an Indenture dated as of February 24, 1997, as supplemented, between us and Harris Trust and Savings Bank, as trustee. The debentures are limited to $300,000,000 (or up to $345,000,000, if the underwriters' over-allotment option is exercised in full) in aggregate principal amount. The debentures will mature on August 16, 2004. The debentures may not be redeemed prior to their stated maturity except as described below. The debentures constitute senior debt securities as described in the prospectus. In addition to the debentures, we may issue from time to time other series of securities under the indenture consisting of notes, debentures or other evidences of indebtedness. Such other series will be separate from and independent of the debentures. The following description of the terms of the debentures supplements and modifies the description of the general terms of the securities set forth in the prospectus, which we request that you read. Reference herein to debentures refers to the
     % senior debentures due 2004.

     The debentures will not be subject to a sinking fund provision. Unless a tax event redemption has occurred prior to August 16, 2002, the entire principal amount of the debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, on August 16, 2004.

     Debentures forming a part of the Income PRIDES will be issued in certificated form, will be in denominations of $25 and integral multiples thereof, without coupons, and may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection therewith, at the offices described below. Payments on debentures issued as a global security will be made to the depositary, a successor depositary or, in the event that no depositary is used, to a paying agent for the debentures. Principal and interest with respect to certificated debentures will be payable, the transfer of the debentures will be registrable and debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount, at the office or agency maintained by us for such purpose in the Borough of Manhattan, The City of New York; provided that at our option, payment of interest may be made by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any debentures is the debt trustee, the payment of principal and interest on the debentures held by the debt trustee will be made at such place and to such account as may be designated by the debt trustee. We will appoint The Bank of New York as the initial paying agent, transfer agent and registrar for the debentures. We may at any time designate additional transfer agents and paying agents with respect to the debentures, and may remove any transfer agent, paying agent or registrar for the debentures; provided, that we will at all times be required to maintain a paying agent and transfer agent for the debentures in the Borough of Manhattan, The City of New York.

     Any monies deposited with the debt trustee or any paying agent, or held by us in trust, for the payment of principal of or interest on any debenture and remaining unclaimed for two years after such principal or interest has become due and payable shall, at our request, be repaid to us or released from such trust, as applicable, and the holder of such debenture shall thereafter look, as a general unsecured creditor, only to us for the payment thereof.

     The indenture does not contain provisions that afford holders of the debentures protection in the event of a highly leveraged transaction or other similar transaction involving us that may adversely affect the holders.

INTEREST

     Each debenture shall bear interest initially at the rate of     % per year
from the original issue date, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, each an "interest payment date," commencing November 16, 1999, to the person in whose name the debenture is registered at the close of business on the first day of the month in which the interest payment date falls.

The applicable interest rate on the debentures outstanding on and after August 16, 2002 will be reset on the third business day immediately preceding August 16, 2002 to the reset rate, which rate may be limited as described under "-- Market Rate Reset." The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on the debentures is not a business day, the payment of the interest payable on this date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of the delay), except that, if the business day is in the next succeeding calendar year, then the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

MARKET RATE RESET

     The interest rate on the debentures that remain outstanding on and after August 16, 2002 will be reset on the third business day immediately preceding August 16, 2002 to the reset rate, which will be equal to the sum of the reset spread and the rate of interest on the two-year benchmark Treasury in effect on the third business day immediately preceding August 16, 2002, and will be determined by the reset agent as the rate the debentures should bear in order for a debenture to have an approximate market value on the third business day immediately preceding August 16, 2002 of 100.5% of their principal amount; provided that we may limit the reset rate to be no higher than the rate on the two-year benchmark Treasury on August 16, 2002 plus 200 basis points (2%); and provided, further, that the reset rate will in no event exceed the maximum rate permitted by applicable law. The market value on that date may be less than 100.5%, including where the reset spread is limited to the maximum of 2% or if the reset rate were to be limited by applicable law.

     The "two-year benchmark Treasury" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the debentures, as agreed upon by us and the reset agent. The rate for the two-year benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third business day immediately preceding August 16, 2002 in the Telerate system (or if the Telerate system is (a) no longer available on the third business day immediately preceding August 16, 2002 or (b) in the opinion of the reset agent (after consultation with us) no longer an appropriate system from which to obtain the rate, such other nationally recognized quotation system as, in the opinion of the reset agent (after consultation with us), is appropriate). If this rate is not so displayed, the rate for the two-year benchmark Treasury will be, as calculated by the reset agent, the yield to maturity for the two-year benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third business day immediately preceding August 16, 2002 of three leading United States government securities dealers selected by the reset agent (after consultation with us) (which may include the reset agent or an affiliate thereof). It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the reset agent.

     On the tenth business day immediately preceding August 16, 2002, the two-year benchmark Treasury to be used to determine the reset rate on August 16, 2002 will be selected and the reset spread to be added to the rate on the two-year benchmark Treasury in effect on the third business day immediately preceding August 16, 2002 will be established by the reset agent, and the reset spread and the two-year benchmark Treasury will be announced by us (the "reset announcement date"). We will cause a notice of the reset spread and the two-year benchmark Treasury to be published on the business day following the reset announcement date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. We will request, not later than 7 nor more than 15 calendar days prior to the reset announcement date, that the depositary notify its participants holding debentures, Income PRIDES or Growth PRIDES of the reset announcement date and of the procedures that must be followed if any owner of Income PRIDES wishes to settle the related purchase contract with cash on the business day immediately preceding August 16, 2002.

OPTIONAL REMARKETING

     Pursuant to the remarketing agreement and subject to the terms of the supplemental remarketing agreement, on or prior to the fifth business day immediately preceding August 16, 2002, but no earlier than the payment date immediately preceding August 16, 2002, holders of debentures that are not components of Income PRIDES may elect to have their debentures remarketed in the same manner as debentures that are components of Income PRIDES by delivering their debentures along with a notice of such election to the custodial agent. The custodial agent will hold the debentures in an account separate from the collateral account in which the pledged securities will be held. Holders of debentures electing to have their debentures remarketed will also have the right to withdraw the election on or prior to the fifth business day immediately preceding August 16, 2002.

PUT OPTION UPON A FAILED REMARKETING

     If a failed remarketing has occurred, holders of debentures, holding such debentures following August 16, 2002, will have the right to put the debentures to us on September 1, 2002, upon at least three business days' prior notice, at a price equal to the principal amount, plus accrued and unpaid interest (including deferred interest), if any, thereon.

TAX EVENT REDEMPTION

     If a tax event shall occur and be continuing, we may, at our option, redeem debentures in whole (but not in part) at any time at the redemption price (the "redemption price") equal to, for each debenture, the redemption amount plus accrued and unpaid interest (including deferred interest), if any, to the date of redemption; provided that installments of interest on debentures which are due and payable on or prior to a redemption date will be payable to the holders of the debentures registered as such at the close of business on the relevant record dates. If, following the occurrence of a tax event, we exercise our option to redeem the debentures, the proceeds of the redemption will be payable in cash to the holders of the debentures. If the tax event redemption occurs prior to August 16, 2002, the redemption price for the debentures forming a part of the Income PRIDES will be distributed to the collateral agent, who in turn will apply an amount equal to the redemption amount to purchase the Treasury portfolio on behalf of the holders of Income PRIDES and remit the remainder of the redemption price, if any, to the purchase contract agent for payment to the holders. The Treasury portfolio will be substituted for the debentures and will be pledged with the collateral agent to secure the Income PRIDES holders' obligation to purchase our common stock under the purchase contracts.

     "Tax event" means the receipt by us of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, change in, or announced proposed change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation,
(b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the original issue date, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the original issue date, there is more than an insubstantial risk that interest payable by us on the debentures would not be deductible, in whole or in part, by us for United States federal income tax purposes.

     "Treasury portfolio" means, with respect to the applicable principal amount of debentures, (a) if the tax event redemption date occurs prior to August 16, 2002, a portfolio of zero-coupon U.S. Treasury securities consisting of (i) interest or principal strips of U.S. Treasury securities which mature on or prior to August 15, 2002 in an aggregate amount equal to the applicable principal amount and (ii) with respect to each scheduled interest payment date on the debentures that occurs after the tax event redemption date interest or principal strips of U.S. Treasury securities which mature on or prior to that date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable principal amount of the debentures on that date, and (b) if the tax event redemption date occurs after August 16, 2002, a portfolio of zero-coupon U.S. Treasury securities consisting of (i) principal or interest strips of U.S. Treasury securities which mature on or prior to August 15, 2004 in an aggregate amount equal to the applicable principal amount and (ii) with respect to each scheduled interest payment date on the debentures that occurs after the tax event redemption date interest or principal strips of such U.S. Treasury securities which mature on or prior to that date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable principal amount of the debentures on that date.

     "Applicable principal amount" means either (i) if the tax event redemption date occurs prior to August 16, 2002, the aggregate principal amount of the debentures corresponding to the aggregate principal amount of the debentures that are components of Income PRIDES on the tax event redemption date or (ii) if the tax event redemption occurs on or after August 16, 2002, the aggregate principal amount of the debentures corresponding to the aggregate principal amount of the debentures outstanding on the tax event redemption date.

     "Redemption amount" means for each debenture, the product of (i) the principal amount of the debenture and (ii) a fraction whose numerator is the Treasury portfolio purchase price and whose denominator is the applicable principal amount. All references in this prospectus supplement to the "principal" of the debentures shall be deemed to include a reference to "and premium, if any," unless otherwise expressly stated or the context otherwise requires.

     "Treasury portfolio purchase price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City (a "primary treasury dealer") to the quotation agent on the third business day immediately preceding the tax event redemption date for the purchase of the Treasury portfolio for settlement on the tax event redemption date.

     "Quotation agent" means (i) Merrill Lynch Government Securities, Inc. and its respective successors, provided, however, that if the foregoing shall cease to be a primary treasury dealer, we shall substitute therefor another primary treasury dealer, or (ii) any other primary treasury dealer selected by us.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such debentures. In the event any debentures are called for redemption, neither we nor the debt trustee will be required to register the transfer of or exchange the debentures to be redeemed.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     We shall have the right at any time, and from time to time, during the term of the debentures, to defer payments of interest by extending the interest payment period for a period not extending beyond the maturity date of the debentures, at the end of which extension period, we will pay all interest then accrued and unpaid together with interest thereon compounded quarterly at the
rate of      % per year through and including August 15, 2002, and at the reset rate thereafter, to the extent permitted by applicable law ("compound interest"); provided, that during any such extension period,

          (a) we may not declare or pay dividends on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (other than (1) purchases or acquisitions of our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or the satisfaction by us of our obligations pursuant to any contract or security outstanding on the date of the event requiring us to purchase our capital stock, (2) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock, (3) the purchase of fractional interests in shares capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged, (4) dividends or distributions in capital stock (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (5) redemptions or repurchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future), and

          (b) we will not make any guarantee payments with respect to the foregoing.

     Prior to the termination of any extension period, we may further defer payments of interest by extending the interest payment period; provided, however, that the extension period, including all previous and further extensions, may not extend beyond the maturity of the debentures or end on other than a payment date. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end thereof, shall be due and payable, but we, at our option, may prepay on any interest payment date all of the interest accrued during the then elapsed portion of an extension period. We have no present intention of exercising our right to defer payments of interest by extending the interest payment period on the debentures.

     We will give the holders of the debentures notice of our selection of an extension period ten business days prior to the earlier of (i) the next succeeding interest payment date or (ii) the date upon which we are required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the debentures of the record or payment date of such related interest payment.

BOOK-ENTRY AND SETTLEMENT

     Debentures which are separately offered and separately traded and debentures released from the pledge following substitution or early settlement will be issued in the form of one or more global certificates (each a "global security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below or except upon recreation of Income PRIDES, debentures represented by the global security will not be exchangeable for, and will not otherwise be issuable as, debentures in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in such a global security.

     Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of debentures in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing debentures shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of the FELINE PRIDES, debentures and common stock acquired under a purchase contract. Unless otherwise stated, this summary deals only with FELINE PRIDES, debentures and common stock held as capital assets (generally, assets held for investment) by U.S. holders that purchase FELINE PRIDES or debentures upon original issuance. The tax treatment of a U.S. holder may vary depending on such U.S. holder's particular situation. This summary does not address all of the tax consequences that may be relevant to holders that may be subject to special tax treatment such as, for example, insurance companies, broker dealers, tax-exempt organizations, or foreign taxpayers. In addition this summary does not address any aspects of state, local, or foreign tax laws. This summary is based on the United States federal income tax law in effect as of the date hereof, which is subject to change, possibly on a retroactive basis. Each investor should consult its tax advisor as to the particular tax consequences of purchasing, owning, and disposing of the FELINE PRIDES or debentures, including the application and effect of United States, federal, state, local, foreign and other tax laws.

     No statutory, administrative or judicial authority directly addresses the treatment of FELINE PRIDES or instruments similar to FELINE PRIDES for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein.

     For purposes of this summary, the term "U.S. holder" means (1) a person who is a citizen or resident of the United States, (2) a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate the income of which is subject to United States federal income taxation, regardless of its source, or
(4) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.

FELINE PRIDES

     Allocation of Purchase Price. A U.S. holder's acquisition of FELINE PRIDES will be treated as an acquisition of a unit consisting of two components -- in the case of an Income PRIDES, the debenture and the purchase contract constituting such Income PRIDES and, in the case of a Growth PRIDES, the interest in a Treasury security and the purchase contract constituting such Growth PRIDES. The purchase price of each FELINE PRIDES will be allocated between the two components in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. holder's initial tax basis in the debenture or interest in the Treasury security, as the case may be, and the purchase contract. Coastal will report the fair market value of each debenture and each interest in a Treasury security as $
and $          , respectively, and the fair market value of each purchase
contract as $          . This position will be binding upon each U.S. holder
(but not on the IRS) unless such U.S. holder explicitly discloses a contrary position on a statement attached to such U.S. holder's timely filed United States federal income tax return for the taxable year in which a FELINE PRIDES is acquired. Thus, absent such disclosure, a U.S. holder should allocate the purchase price for a FELINE PRIDES in accordance with the foregoing. The remainder of this discussion assumes that this allocation of purchase price will be respected for United States federal income tax purposes. A different allocation could affect the timing and character of income to a U.S. holder.

     Ownership of Debentures or Treasury Securities. A U.S. holder will be treated as owning the debentures or Treasury securities constituting a part of the Income PRIDES or Growth PRIDES, respectively. Coastal and, by acquiring FELINE PRIDES, each U.S. holder agree to treat such U.S. holder as the owner, for United States federal, state and local income and franchise tax purposes, of the debentures or Treasury securities constituting a part of the FELINE PRIDES beneficially owned by such U.S. holder. Based upon such agreement, Coastal intends to take the position, and the remainder of this summary assumes, that U.S. holders of FELINE PRIDES will be treated as the owners of the debentures or Treasury securities constituting a part of such FELINE PRIDES for United States federal, state and local income and franchise tax purposes. The United States federal income tax consequences of owning the debentures or Treasury securities are discussed below (see
"-- Debentures," "-- Treasury Securities" and "-- Tax Event Redemption of Debentures.").

     Sales, Exchanges or Other Taxable Dispositions of FELINE PRIDES. Upon a sale, exchange or other taxable disposition (collectively, a "disposition") of FELINE PRIDES, a U.S. holder will be treated as having sold, exchanged or disposed of the purchase contract and the debentures, Treasury portfolio or, in the case of Growth PRIDES, the Treasury securities, that constitute such FELINE PRIDES and will generally recognize gain or loss equal to the difference between the portion of the proceeds to such U.S. holder allocable to the purchase contract and the debentures, Treasury portfolio or Treasury securities, as the case may be, and such U.S. holder's respective adjusted tax bases in the purchase contract and the debentures, Treasury portfolio or Treasury securities. Such gain or loss will generally be capital gain or loss, except to the extent that such U.S. holder is treated as receiving an amount with respect to accrued but unpaid interest on the debentures or the Treasury portfolio, which amount will be treated as ordinary interest income, or to the extent such U.S. holder is treated as receiving an amount with respect to accrued contract adjustment payments or deferred contract adjustment payments, which may be treated as ordinary income, in each case to the extent not previously included in income. Such capital gain or loss will generally be long-term capital gain or loss if the U.S. holder held such FELINE PRIDES for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. If the disposition of FELINE PRIDES occurs when the purchase contract has negative value, the U.S. holder should be considered to have received additional consideration for the debentures, Treasury portfolio or Treasury securities, as the case may be, in an amount equal to such negative value and to have paid such amount to be released from the U.S. holder's obligation under the purchase contract. U.S. holders should consult their tax advisors regarding a disposition of the FELINE PRIDES at a time when the purchase contract has negative value.

     In determining gain or loss, payments to a U.S. holder of contract adjustment payments or deferred contract adjustment payments that have not previously been included in the income of such U.S. holder should either reduce such U.S. holder's adjusted tax basis in the purchase contract or result in an increase in the amount realized on the disposition of the purchase contract. Any contract adjustment payments or deferred contract adjustment payments included in a U.S. holder's income but not paid should increase such U.S. holder's adjusted tax basis in the purchase contract. Payments in cash that have been made by a U.S. holder to create Growth PRIDES but not offset against payments of contract adjustment payments or deferred contract adjustment payments may increase such U.S. holder's adjusted tax basis in the purchase contract or result in a decrease in the amount realized on the disposition of the purchase contract (see "Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash" below).

DEBENTURES

     Classification of the Debentures. In connection with the issuance of the debentures, Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the debentures will be classified as indebtedness for United States federal income tax purposes. Coastal and, by acquiring Income PRIDES or debentures, each U.S. holder agree to treat the debentures as indebtedness of Coastal for all United States tax purposes.

     Interest Income and Original Issue Discount. Under the applicable Treasury regulations and subject to the discussion below regarding Coastal's right to defer payments of interest on the debentures, the debentures will be considered to have been issued with OID equal to the excess of 100.5% of their principal amount over the amount of the original purchase price for the Income PRIDES allocated to the debentures unless such excess is de minimis (less than three-fourths of one percent of 100.5% of the principal amount). If the debentures are treated as issued with OID, a U.S. holder will be required to include such OID in income on an economic accrual basis over the period between the issue date of the debentures and the day immediately preceding the purchase contract settlement date regardless of the U.S. holder's method of tax accounting. Consequently, each U.S. holder (including those using the cash method of tax accounting) will be required to include OID in income even though Coastal will not actually make current cash payments with respect to such OID. In addition, stated interest on the debentures will generally be included in accordance with such U.S. holder's regular method of tax accounting.

     If Coastal were to exercise its right to defer payments of interest on the debentures, all of a U.S. holder's taxable interest income with respect to the debentures would thereafter be accounted for on an economic accrual basis regardless of such U.S. holder's method of tax accounting, and actual distributions of stated interest on the debentures would not be reported separately as taxable income. Consequently, each U.S. holder (including those using the cash method of tax accounting) would required to include OID in its gross income even though Coastal would not make actual cash payments during an extension period.

     The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the debentures was OID regardless of whether Coastal exercises its right to defer payments of interest on such debentures, all U.S. holders would be required to include such stated interest in income on a daily economic accrual basis as described above.

     U.S. holders that are corporations will not be entitled to a dividends received deduction with respect to any income recognized with respect to the debentures.

     Sales, Exchanges or Other Taxable Dispositions of Debentures. A U.S. holder will recognize gain or loss on a disposition of a debenture (including a redemption for cash or the remarketing thereof) in an amount equal to the difference between the amount realized by the U.S. holder on the disposition of the debenture (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on the debentures that such U.S. holder has not previously included in gross income, which amount will be subject to tax as ordinary interest income) and the U.S. holder's adjusted tax basis in such debenture. Selling expenses incurred by a U.S. holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such U.S. holder upon a disposition of a debenture. Gain or loss realized by a U.S. holder on a disposition of a debenture will generally be capital gain or loss and will generally be long-term capital gain or loss if the U.S. holder held such debenture for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

TREASURY SECURITIES

     Original Issue Discount. A U.S. holder of Growth PRIDES will be required to treat its ownership interest in the Treasury securities comprising a Growth PRIDES as an interest in a bond that was originally issued on the date such Growth PRIDES is purchased and that has OID equal to the excess of the amount payable at maturity of such Treasury securities over the purchase price of the Growth PRIDES allocable to such Treasury securities. A U.S. holder will be required to include such OID in income on a daily economic accrual basis over the period between the issue date of the Growth PRIDES and the maturity date of the Treasury securities, regardless of such U.S. holder's method of tax accounting and in advance of the receipt of cash attributable to such OID. Amounts of OID included in a U.S. holder's gross income will increase such U.S. holder's adjusted tax basis in its interest in the Treasury securities.

     Sales, Exchanges or Other Taxable Dispositions of Treasury Securities. In the event that a U.S. holder obtains the release of Treasury securities by delivering debentures to the collateral agent, the U.S. holder will recognize gain or loss on a subsequent disposition of the Treasury securities in an amount equal to the difference between the amount realized by the U.S. holder on such disposition and the U.S. holder's adjusted tax basis in the Treasury securities. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if the U.S. holder held such Treasury securities for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

PURCHASE CONTRACTS

     Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash. There is no direct authority addressing the treatment, under current law, of the contract adjustment payments and deferred contract adjustment payments, or the delivery of cash in respect of excess accrued contract adjustment payments by a U.S. holder of Income PRIDES upon the creation of Growth PRIDES and such treatment is, therefore, unclear. Contract adjustment payments and deferred contract adjustment payments may constitute taxable income to a U.S. holder of FELINE PRIDES when received or accrued, in accordance with the U.S. holder's regular method of tax accounting. To the extent Coastal is required to file information returns with respect to contract adjustment payments or deferred contract adjustment payments, it intends to report such payments as taxable income to each U.S. holder. U.S. holders should consult their tax advisors concerning the treatment of contract adjustment payments and deferred contract adjustment payments and the delivery of cash upon creation of Growth PRIDES, including the possibility that any contract adjustment payment or deferred contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, and that the delivery of cash upon creation of Growth PRIDES may be treated as an offset to contract adjustment payments or deferred contract adjustment payments or as a purchase price adjustment. The treatment of contract adjustment payments, deferred contract adjustment payments and the delivery of cash upon creation of Growth PRIDES could affect a U.S. holder's adjusted tax basis in a purchase contract or common stock received under a purchase contract or the amount realized by a U.S. holder upon the sale or disposition of a FELINE PRIDES or the termination of a purchase contract. See "-- Acquisition of Common Stock Under a Purchase Contract," "Sales, Exchanges or Other Taxable Dispositions of FELINE PRIDES" and
"-- Termination of Purchase Contract."

     Acquisition of Common Stock Under a Purchase Contract. A U.S. holder of FELINE PRIDES generally will not recognize gain or loss on the purchase of common stock under a purchase contract, except with respect to any cash paid in lieu of a fractional share of common stock. Subject to the following discussion, a U.S. holder's aggregate initial tax basis in the common stock received under a purchase contract should generally equal the purchase price paid for such common stock plus such U.S. holder's adjusted tax basis in the purchase contract (if any), less the portion of such purchase price and adjusted tax basis allocable to the fractional share. Payments of contract adjustment payments or deferred contract adjustment payments that have been received in cash by a U.S. holder but not included in income by such U.S. holder should reduce such U.S. holder's adjusted tax basis in the purchase contract or the common stock to be received thereunder; payments in cash that have been made by a U.S. holder to create Growth PRIDES but not offset against payments of contract adjustment payments or deferred contract adjustment payments may increase such U.S. holder's adjusted tax basis in the purchase contract or the common stock to be received thereunder (see "Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash" above). The holding period for common stock received under a purchase contract will commence on the day following the acquisition of such common stock.

     Ownership of Common Stock Acquired Under the Purchase Contract. Any distribution on common stock paid by Coastal out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) will constitute a dividend and will be includible in income by a U.S. holder when received. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction.

     Upon a disposition of common stock, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized and such U.S. holder's adjusted tax basis in the common stock. Such capital gain or loss will generally be long-term capital gain or loss if the U.S. holder held such common stock for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

     Early Settlement of Purchase Contract. A U.S. holder of FELINE PRIDES will not recognize gain or loss on the receipt of such U.S. holder's proportionate share of debentures, Treasury securities or the Treasury portfolio upon early settlement of a purchase contract and will have the same adjusted tax basis in such debentures, Treasury securities or the Treasury portfolio as before such early settlement. Any contract adjustment payments or deferred contract adjustment payments that have been included in a U.S. holder's income but forfeited and not paid upon early settlement of a purchase contract should increase such U.S. holder's adjusted tax basis in the common stock received under a purchase contract.

     Termination of Purchase Contract. If a purchase contract terminates, a U.S. holder of FELINE PRIDES will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. holder's adjusted tax basis (if any) in the purchase contract at the time of such termination. Payments of contract adjustment payments or deferred contract adjustment payments received by a U.S. holder but not included in income by such U.S. holder should either reduce such U.S. holder's adjusted tax adjusted basis in the purchase contract or increase the amount realized on the termination of the purchase contract. Any contract adjustment payments or deferred contract adjustment payments included in a U.S. holder's income but not paid should increase such U.S. holder's adjusted tax basis in the purchase contract; payments in cash that have been made by a U.S. holder to create Growth PRIDES but not offset against payments of contract adjustment payments or deferred contract adjustment payments may increase such U.S. holder's adjusted tax basis in the purchase contract or result in a deduction on the termination of the purchase contract (see "Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash" above). Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. holder held such purchase contract for more than one year immediately prior to such termination. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. A U.S. holder will not recognize gain or loss on the receipt of such U.S. holder's proportionate share of the debentures, Treasury securities or Treasury portfolio upon termination of the purchase contract and will have the same adjusted tax basis in such debentures, Treasury securities or Treasury portfolio as before such distribution.

     Adjustment to Settlement Rate. U.S. holders of FELINE PRIDES might be treated as receiving a constructive dividend distribution from Coastal if (1) the settlement rate is adjusted and as a result of such adjustment the proportionate interest of U.S. holders of FELINE PRIDES in Coastal's assets or earnings and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to the common stock.

SUBSTITUTION OF TREASURY SECURITIES TO CREATE OR RECREATE GROWTH PRIDES

     A U.S. holder of an Income PRIDES that delivers Treasury securities to the collateral agent in substitution for debentures will generally not recognize gain or loss upon the delivery of such Treasury securities or the release of the debentures to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. holder with respect to such Treasury securities and debentures, and such U.S. holder's adjusted tax bases in the Treasury securities, the debentures and the purchase contract will not be affected by such delivery and release.

SUBSTITUTION OF DEBENTURES TO CREATE OR RECREATE INCOME PRIDES

     A U.S. holder of a Growth PRIDES that delivers debentures to the collateral agent in substitution for Treasury securities will generally not recognize gain or loss upon the delivery of such debentures or the release of the Treasury securities to the U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. holder with respect to such Treasury securities and debentures, and such U.S. holder's adjusted tax bases in the

Treasury securities, the debentures and the purchase contract will not be affected by such delivery and release.

TAX EVENT REDEMPTION OF DEBENTURES

     A tax event redemption will be a taxable event for U.S. holders of debentures which will be subject to tax in the manner described under "Debentures -- Sales, Exchanges or Other Taxable Dispositions of Debentures."

     Ownership of Treasury Portfolio. Coastal and, by acquiring Income PRIDES, each U.S. holder agree to treat such U.S. holder as the owner, for United States federal, state and local income and franchise tax purposes, of the applicable ownership interest of the Treasury portfolio constituting a part of the Income PRIDES beneficially owned by such U.S. holder in the event of a tax event redemption prior to purchase contract settlement date. Based on such agreement, each U.S. holder will include in income any amount earned on such pro rata portion of the Treasury portfolio for all United States federal, state and local income and franchise tax purposes. The remainder of this summary assumes that U.S. holders of Income PRIDES will be treated as the owners of the applicable ownership interest of the Treasury portfolio constituting a part of such Income PRIDES for United States federal, state and local income and franchise tax purposes.

     Interest Income and Original Issue Discount. The Treasury portfolio will consist of stripped U.S. Treasury securities. Following a tax event redemption prior to purchase contract settlement date, a U.S. holder of Income PRIDES will be required to treat its pro rata portion of each U.S. Treasury security in the Treasury portfolio as a bond that was originally issued on the date the collateral agent acquired the relevant U.S. Treasury securities and that has OID equal to the U.S. holder's pro rata portion of the excess of the amounts payable on such U.S. Treasury securities over the value of the U.S. Treasury securities at the time the collateral agent acquires them on behalf of holders of Income PRIDES. A U.S. holder, whether on the cash or accrual method of tax accounting, will be required to include OID (other than OID on short-term U.S. Treasury securities as defined below) in income for United States federal income tax purposes as it accrues on a constant yield to maturity basis. The amount of such excess will constitute only a portion of the total amounts payable in respect of the Treasury portfolio. Consequently, a portion of each scheduled interest payment to U.S. holders will be treated as a return of such U.S. holders' investment in the Treasury portfolio and will not be considered current income for United States federal income tax purposes.

     In the case of any U.S. Treasury security with a maturity of one year or less from the date of its issue (a "short-term U.S. Treasury Security"), in general only accrual basis taxpayers will be required to include OID in income as it accrues. Unless such an accrual basis U.S. holder elects to accrue the OID on a short-term U.S. Treasury Security according to the constant-yield-to-maturity method, such OID will be accrued on a straight-line basis.

     Tax Basis of the Treasury Portfolio. A U.S. holder's initial tax basis in such U.S. holder's applicable ownership interest of the Treasury portfolio will equal such U.S. holder's pro rata portion of the amount paid by the collateral agent for the Treasury portfolio. A U.S. holder's adjusted tax basis in the Treasury portfolio will be increased by the amount of OID included in income with respect thereto and decreased by the amount of cash received in respect of the Treasury portfolio.

                              ERISA CONSIDERATIONS

     Generally, any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (ERISA), plans and individual retirement accounts that are subject to ERISA or Section 4975 of the Code, and entities whose assets are considered assets of such plans pursuant to 29 C.P.R. Section 2510.3-10 (Plans) may purchase the securities subject to the investing fiduciary's determination that the investment in the securities satisfies ERISA's fiduciary standards and other requirements under ERISA or the Code applicable to investments by Plans. Accordingly, among other factors, the investing fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plans.

     Under regulations issued by the U.S. Department of Labor (DOL), a Plan that owns the securities may be deemed to own a portion of the Debentures. In addition, we and our affiliates may be "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of Section 4975 of the
Code) with respect to certain Plans (generally, Plans maintained or sponsored by, or contributed to by, any such persons or Plans with respect to which any such persons are fiduciaries or service providers). The acquisition and ownership of the securities and a deemed acquisition and ownership of an interest in the debentures by a Plan with respect to which we or any of our affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code, unless such securities are acquired and are held pursuant to and in accordance with an applicable exemption. In this regard, the DOL has issued prohibited transaction class exemptions (PTCEs) that may apply to the acquisition and holding of the securities. These class exemptions are PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting insurance company separate accounts), PTCE 91-38 (respecting bank collective trust funds), PTCE 95-60 (respecting insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house managers).

     Any fiduciary proposing to acquire the securities on behalf of a Plan should consult with ERISA counsel for the Plan and should not acquire the securities unless it is determined that such acquisition and holding does not and will not constitute a prohibited transaction and will satisfy the applicable fiduciary requirements imposed under ERISA. Any such acquisition by a Plan shall be deemed a representation by the Plan and the fiduciary effecting the investment on behalf of the Plan that such acquisition and holding satisfies the applicable fiduciary requirements of ERISA, and is either (i) not a prohibited transaction under either ERISA or the Code and is otherwise permissible under the applicable law or (ii) qualified for exemptive relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more of the foregoing PTCEs or another available prohibited transaction exemption.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement among us, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc. and Banc of America Securities LLC (together, the underwriters), we have agreed to sell to the underwriters, and the underwriters have agreed severally to purchase from us, the number of Income PRIDES and Growth PRIDES and the aggregate principal amount of debentures set forth below opposite each underwriter's name. In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Income PRIDES, Growth PRIDES and debentures offered hereby if any of such Income PRIDES, Growth PRIDES or debentures are purchased.

                                                                                     AGGREGATE
                                                                                     PRINCIPAL
                                                       NUMBER OF       NUMBER OF     AMOUNT OF
UNDERWRITER                                          INCOME PRIDES   GROWTH PRIDES   DEBENTURES
---------------------------------------------------  -------------   -------------   ----------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated..........................                                  $
Lehman Brothers Inc................................
Banc of America Securities LLC.....................
                                                     -------------   -------------   ----------
             Total.................................                                  $
                                                     =============   =============   ==========

     The underwriters have advised us that they propose initially to offer the Income PRIDES, Growth PRIDES and debentures to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain
dealers at such prices less a concession not in excess of $     per Income
PRIDES, $     per Growth PRIDES and $     per $1,000 principal amount of
debentures. The underwriters may allow, and such dealers may reallow, a discount
not in excess of $     per Income PRIDES, $     per Growth PRIDES and $     per
$1,000 principal amount of debentures to certain other dealers. After the initial public offering, the public offering prices, concessions and discounts may be changed.

     The underwriters may also purchase up to an additional 1,800,000 FELINE PRIDES, in any combination of Income PRIDES and Growth PRIDES, at their public offering prices less underwriting commissions, within 30 days of the date hereof in order to cover over-allotments, if any; provided, however, that the underwriters must purchase at least as many debentures as Growth PRIDES.

     Until the distribution of the securities is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and any selling group members to bid for and purchase the securities or shares of common stock. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities or the common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities or the common stock.

     If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment options described below.

     The underwriters may also impose a penalty bid on certain selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from any selling group members who sold those securities as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security and the common stock to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security if it were to discourage resales of the security.

     Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities or the common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Prior to this offering, there has been no public market for the Income PRIDES, Growth PRIDES or debentures. The public offering price for the Income PRIDES, Growth PRIDES and debentures was determined in negotiations between us and the underwriters. In determining the terms of the Income PRIDES, Growth PRIDES and debentures, including the public offering price, we and the underwriters considered the market price of the common stock and also considered our recent consolidated results of operations, our future prospects and the industries in which we operate, market prices and terms of, and yields on, securities of other companies considered to be comparable to us and prevailing conditions in the securities markets. The Income PRIDES and the Growth PRIDES have been approved for listing on the NYSE subject to official notice of issuance. We do not intend to apply for any separate listing of the debentures. There can be no assurance that an active trading market will develop for the Income PRIDES, the Growth PRIDES or the debentures, or that the Income PRIDES, Growth PRIDES or the debentures will trade at or above the initial public offering price in the public market subsequent to the offering.

     We have agreed to indemnify the underwriters against, or to contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including certain liabilities under the Securities Act of 1933.

     This prospectus supplement, as amended or supplemented, may be used by the remarketing agent for remarketing or upon early settlement or cash settlement of the purchase contracts.

     In the ordinary course of their respective businesses, the underwriters and their affiliates have performed, and may in the future perform, investment banking and/or commercial banking services for us.

                                 LEGAL OPINIONS

     The validity of the purchase contracts, the common stock issuable upon settlement thereof and the debentures will be passed upon for us by Austin M. O'Toole, Esq., our Senior Vice President and Secretary, and certain legal matters will be passed upon for the underwriters by Cahill Gordon & Reindel, a partnership including a professional corporation, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will be acting as special counsel to the underwriters and special tax counsel to us.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  THE COASTAL CORPORATION
          [COASTAL CORPORATION LOGO]
                     (R)

                                   12,000,000
                               FELINE PRIDES(SM)

                          $
                            % SENIOR DEBENTURES DUE 2004

                ------------------------------------------------

                             PROSPECTUS SUPPLEMENT
                ------------------------------------------------

                              MERRILL LYNCH & CO.

                                LEHMAN BROTHERS

                         BANC OF AMERICA SECURITIES LLC

                                           , 1999

(SM)Service Mark of Merrill Lynch & Co., Inc.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS
---------------------

                                 $1,000,000,000

                            THE COASTAL CORPORATION

                               COASTAL FINANCE II

                              COASTAL FINANCE III
                                 COASTAL TOWER
                              NINE GREENWAY PLAZA
                           HOUSTON, TEXAS 77046-0995
                                 (713) 877-1400

--------------------------------------------------------------------------------

     The following are types of securities that we may offer and sell under this prospectus:

- Debt securities                          - Common stock warrants
- Preferred stock                          - Subordinated deferrable interest
- Common stock                             debentures
                                           - Stock purchase contracts
                                           - Stock purchase units

     In addition, we, in conjunction with our trusts, may offer and sell:

     - Trust preferred securities and related guarantees

     We may offer these securities separately or as units which may include other securities. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

- Maturity                                 - Redemption terms
- Interest rate                            - Listing on a securities exchange
- Sinking fund terms                       - Amount payable at maturity
- Currency of payments                     - Ranking

--------------------------------------------------------------------------------

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

     We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

                                  July 2, 1999

                               TABLE OF CONTENTS

Where You Can Find More Information.........................     1
Incorporation of Certain Documents by Reference.............     2
The Coastal Corporation.....................................     3
The Trusts..................................................     3
Use of Proceeds.............................................     4
Accounting Treatment Relating to Trust Securities...........     4
Ratios of Earnings to Fixed Charges and Earnings to Combined
  Fixed Charges and Preferred Stock Dividends...............     4
Description of Equity Securities............................     5
Description of Common Stock Warrants........................    12
Description of Trust Preferred Securities...................    14
Description of Trust Preferred Securities Guarantees........    15
Description of Debt Securities..............................    18
Description of Subordinated Deferrable Interest
  Debentures................................................    30
Description of Stock Purchase Contracts And Stock Purchase
  Units.....................................................    36
Plan of Distribution........................................    36
Legal Matters...............................................    38
Experts.....................................................    38

                            ------------------------

                      WHERE YOU CAN FIND MORE INFORMATION

     The Coastal Corporation files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following locations of the Commission:

Judiciary Plaza, Room         Seven World Trade Center      Citicorp Center
10024                         Suite 1300                    500 West Madison Street
450 Fifth Street, N.W.        New York, New York 10048      Suite 1400
Washington, D.C. 20549                                      Chicago, Illinois 60661

     You can also obtain copies of this information by mail from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 10024, Washington D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at (800) SEC-0330.

     The Commission also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like Coastal, who file electronically with the Commission. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We and our trusts have filed jointly with the Commission a registration statement on Form S-3 that registers the securities we or they are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Coastal, the trusts and the securities offered. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

     This prospectus includes by reference the documents listed below that we have previously filed with the Commission and that are not included in or delivered with this document. They contain important information about us and our financial condition.

                FILING                              PERIOD
                ------                              ------
Annual Report on Form 10-K............   Year ended December 31, 1998

Quarterly Report on Form 10-Q.........   Quarter ended March 31, 1999

Current Reports on Form 8-K...........   Filed February 4, 1999
                                         Filed February 8, 1999
                                         Filed May 7, 1999
                                         Filed May 10, 1999

     We incorporate by reference additional documents that we may file with the Commission between the date of this prospectus and the date of the closing of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                            Austin M. O'Toole, Esq.
                                   Secretary
                            The Coastal Corporation
                                 Coastal Tower
                              Nine Greenway Plaza
                           Houston, Texas 77046-0995

     We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

                            THE COASTAL CORPORATION

     We, acting through our subsidiaries, are a diversified energy holding company with subsidiary operations in:

     - natural gas gathering, marketing, processing, storage and transmission;

     - petroleum refining, marketing and distribution and chemicals;

     - gas and oil exploration and production;

     - coal mining; and

     - power.

     Coastal was incorporated under the laws of Delaware in 1972 to become the successor parent, through a corporate restructuring, of a corporate enterprise founded in 1955. Our principal office is located at Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995; our telephone number is 713-877-1400. In this prospectus, unless otherwise indicated, "we" and "Coastal" refer to The Coastal Corporation and its consolidated subsidiaries.

     You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

                                   THE TRUSTS

     We created two Delaware business trusts pursuant to two declarations of trust executed by us as sponsor for each trust, appointed trustees for each trust and filed a certificate of trust for each trust with the Delaware Secretary of State. The trusts are named Coastal Finance II and Coastal Finance III, which we refer to herein as, collectively, the "trusts" and, individually, each a "trust." The amended and restated declaration of trust for each trust, (as so amended and restated, the "declaration") which is filed as an exhibit to the registration statement of which this prospectus forms a part, states the terms and conditions for each trust to issue and sell its trust preferred securities and trust common securities, which we refer to herein, together with the trust preferred securities, as the trust securities.

     Each trust will exist solely to:

     - issue and sell its trust securities;

     - use the proceeds from the sale of its trust securities to purchase and hold a series of our subordinated debt securities;

     - maintain its status as a grantor trust for federal income tax purposes;
       and

     - engage in other activities that are necessary or incidental to these purposes.

     We will purchase all of the trust common securities of each trust. The trust common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The trust common securities will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if we default on the subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinate to the trust preferred securities in priority of payment.

     We will guarantee the trust preferred securities as described later in this prospectus.

     The trustees will conduct each trust's business and affairs. Only we, as owner of the trust common securities, will have the right to appoint, remove or replace the trustees. In addition, we can increase or decrease the number of trustees. A majority of the trustees, which we refer to herein as the regular trustees of each trust, will be persons who are our employees or officers or affiliated with us. One trustee of each trust will be a financial institution which will be unaffiliated with us and which will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended.

     The property trustee will hold title to the subordinated debt securities for the benefit of the holders of the trust securities, and will have the power to exercise all rights, powers and privileges as the holder of the subordinated debt securities under the indenture pursuant to which the subordinated debt securities are issued. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the subordinated debt securities for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from the property account. The guarantee trustee will hold the guarantee by us of the trust securities for the benefit of the holders of the trust preferred securities.

     In addition, unless the property trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, another trustee of each trust, the Delaware trustee, will either be a natural person who is a resident of the State of Delaware or an entity which has its principal place of business or resides in the State of Delaware. We have appointed The Bank of New York (Delaware), 400 White Clay Center, Route 273, Newark, Delaware 19711, as Delaware trustee. We will pay all fees and expenses related to each trust and each offering of the related trust preferred securities and will pay all ongoing costs and expenses of each trust, except such trust's obligations under the related trust securities.

     The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are set forth in each trust's declaration and the Delaware Business Trust Act. The principal place of business of the trusts is c/o The Coastal Corporation, Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995, and their telephone number is 713-877-1400.

                                USE OF PROCEEDS

     Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities will be used to repay our short-term borrowings and for repayment of borrowings under various credit agreements, including short-term borrowings and credit agreements of our subsidiaries, and for other general corporate purposes. Prior to such uses, the net proceeds from the sale of securities will be invested in certificates of deposit or other highly liquid investments with short-term maturities. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

               ACCOUNTING TREATMENT RELATING TO TRUST SECURITIES

     The financial statements of each trust that has issued trust securities will be consolidated with our financial statements, with the trust preferred securities of each trust shown on our consolidated financial statements as our obligated mandatory redemption preferred securities of a consolidated trust. Our financial statements will include a footnote that discloses, among other things, that the sole asset of each trust included therein consists of our subordinated deferrable interest debentures and will specify the designation, principal amount, interest rate and maturity date of such subordinated deferrable interest debentures.

              RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     A description of our ratio of earnings to fixed charges or earnings to combined fixed charges and preferred stock dividends, as applicable on a consolidated basis, will appear in an applicable prospectus supplement.

                        DESCRIPTION OF EQUITY SECURITIES

GENERAL

     Our restated certificate of incorporation provides that the aggregate number of shares of all classes of stock that we have authority to issue is 552,700,000 shares, consisting of 500,000,000 shares of common stock, 50,000,000 shares of preferred stock and 2,700,000 shares of class A common stock, par value 33 1/3c per share.

     As of March 31, 1999, our issued and outstanding common stock, class A common stock and preferred stock was as follows:

CLASS OF STOCK                                                    SHARES
--------------                                                   ---------
Common Stock................................................  212,573,880
Class A Common Stock........................................      351,497
Preferred Stock:
  $1.19 Cumulative Convertible Preferred Stock, Series A
     ("series A preferred stock")...........................       53,748
  $1.83 Cumulative Convertible Preferred Stock, Series B
     ("series B preferred stock")...........................       60,676
  $5.00 Cumulative Convertible Preferred Stock, Series C
     ("series C preferred stock")...........................       27,714

     All issued and outstanding shares are fully paid and non-assessable.

PREFERRED STOCK

GENERAL

     Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board of directors, with any terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption as are determined by our board of directors and permitted by Delaware law. At such time as our board of directors determines the terms of the preferred stock, such terms will be set forth in a certificate of designation to be filed with the Secretary of State of Delaware. Upon filing, the certificate of designation will constitute an amendment to the certificate of incorporation pursuant to the Delaware General Corporation Law.

     The following description of our preferred stock is not complete. You should look at our certificate of incorporation and by-laws for a complete description.

TERMS

     The terms of each series of preferred stock will be described in any prospectus supplement related to such series of preferred stock and may include the following:

          (1) the title and stated value of such preferred stock;

          (2) the number of shares of such preferred stock offered and the offering price and liquidation preference per share of such preferred stock;

          (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

          (4) the date from which dividends on such preferred stock shall accumulate, if applicable;

          (5) the provision for a sinking fund, if any, for such preferred stock;

          (6) the provision for redemption, if applicable, of such preferred stock;

          (7) any listing of such preferred stock on any securities exchange;

          (8) a discussion of federal tax considerations applicable to such preferred stock;

          (9) any voting rights of holders of such preferred stock;

          (10) any other specific terms, preferences, rights, limitations or restrictions of such preferred stock;

          (11) the relative ranking and preference of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

          (12) any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

          (13) the terms and conditions, if applicable, upon which such preferred stock will be convertible into or participate in dividends, if any, paid on the common stock, including the conversion price (or manner of calculation thereof).

DIVIDENDS

     The holders of the preferred stock of each series shall be entitled to receive, when, as and if declared by our board of directors, out of our funds legally available therefor, cash dividends at the annual rate and on such dates as shall be set forth in the prospectus supplement relating to such series. Each such dividend shall be paid to the holders of record of shares of such series on such record date as shall be fixed by our board of directors.

     If dividends are not paid in full or declared in full and a sum set apart for the payment thereof upon the preferred stock of a series and any other preferred stock ranking on a parity as to dividends with the preferred stock of such series, all dividends declared upon shares of preferred stock of such series and any other preferred stock ranking on a parity as to dividends shall be declared pro rata. Such pro rata payments will be made so that in all cases, the amount of dividends declared per share on the preferred stock of such series and any other preferred stock ranking on a parity as to dividends shall be in the same proportion as the amount of dividends that would be paid on all shares of preferred stock of such series and such other parity preferred stock if all such dividends (including dividends accrued or in arrears) were paid in full.

     Except as provided in the preceding sentence, unless full cumulative dividends on the preferred stock of a series have been paid or declared in full and a sum set aside for the payment thereof:

     - no dividends shall be declared or paid or set aside for payment or other distribution made upon our common stock, class A common stock or any other class or series of our capital stock ranking junior to or on a parity with the preferred stock of the applicable series as to dividends or liquidation rights; and

     - no common stock, class A common stock or any other class or series of our capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or liquidation rights shall be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by us or any of our subsidiaries (except by conversion into or exchange for our stock ranking junior to the preferred stock of the applicable series as to dividends and liquidation rights).

     Unless otherwise stated in the applicable prospectus supplement, no interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of any series which may be in arrears.

     Dividends payable on the preferred stock of a series for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

VOTING RIGHTS

     The holders of the preferred stock shall not, except as required by law or as set forth in the applicable prospectus supplement, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders. On any matters on which the holders of the preferred stock shall be entitled to vote, they shall be entitled to one vote for each share held.

     Unless otherwise stated in the applicable prospectus supplement, if six or more full quarterly dividends (whether consecutive or not) on any series of preferred stock shall be in arrears, then during the period, which we refer to herein as the "voting period," the holders of a majority of the outstanding shares of preferred stock of all series represented in person or by proxy at any meeting of our stockholders held for the election of directors during such voting period, shall be entitled, as a class, to the exclusion of the holders of all other classes of our stock, to elect two of our directors, each share of preferred stock entitling the holder thereof to one vote.

     Any director who shall have been elected by holders of preferred stock, or by any director so elected as herein contemplated, may be removed at any time during a voting period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of preferred stock of all series given at a special meeting of such stockholders called for the purpose. Any vacancy thereby created may be filled during such voting period by the holders of preferred stock of all series, present in person or represented by proxy at such meeting. Any director elected by holders of preferred stock, or by any director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be replaced by the remaining director theretofore elected by the holders of preferred stock. At the end of the voting period, the holders of preferred stock of all series shall be automatically divested of all voting power vested in them under this provision but subject always to the subsequent vesting of voting power in the holders of preferred stock in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all directors elected pursuant to this provision shall in all events expire at the end of the voting period.

     The approval of the holders of at least two-thirds of the then-outstanding shares of preferred stock of a series will be required to:

     - amend the applicable certificate of designation to adversely change the preferences, special rights or powers of the preferred stock of such series; or

     - to authorize, create or increase the authorized amount of any class or series of our capital stock ranking prior to the preferred stock of such series either as to dividend or liquidation rights;

provided, however, that the creation or issuance of any class or series of our capital stock not ranking prior to the preferred stock of a series as to dividend or liquidation rights shall not require the consent of the holders of the preferred stock of such series.

RANKING

     The preferred stock to which any prospectus supplement may relate will rank pari passu with the outstanding shares of our series A preferred stock, series B preferred stock and series C preferred stock with respect to dividend rights and liquidation preference. The preferred stock will rank prior to our common stock and class A common stock. Without the requisite vote of holders of the preferred stock, as described above under "Voting Rights," no class or series of capital stock can be created ranking senior to the preferred stock as to dividend rights or liquidation preference.

LIQUIDATION RIGHTS

     In the event of our liquidation, dissolution or winding up, the holders of shares of our preferred stock of each series are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, class A common stock or any other class or series of our capital stock (including any preferred stock) which is junior as to liquidation rights to our preferred stock of such series, liquidating distributions in the amount set forth in the applicable prospectus supplement, plus dividends accrued and accumulated but unpaid to the date of such distribution. If, upon our liquidation, dissolution or winding up, the amounts payable with respect to our preferred stock of such series and any of our other preferred stock ranking as to any such distribution on a parity with our preferred stock of such series are not paid in full, the holders of our preferred stock of such series and of such of our other preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of our preferred stock will not be entitled to any further participation in any distribution of assets by us. Neither our consolidation or merger with another corporation nor a sale or transfer of all or part of our assets for cash or securities shall be considered a liquidation, dissolution or winding up of us.

REDEMPTION PROVISIONS

     The preferred stock of each series will have such optional or mandatory redemption terms, if any, as shall be set forth in the applicable prospectus supplement.

CONVERSION AND EXCHANGE RIGHTS

     The terms and conditions, if any, upon which any series of our preferred stock is convertible into common stock or exchangeable into debt securities will be set forth in the applicable prospectus supplement relating to such series of preferred stock. Such terms will include:

          (1) in the case such series of preferred stock is convertible into common stock:

             (a) the number of shares of common stock into which shares of such series of preferred stock are convertible;

             (b) the conversion price (or manner of calculation thereof);

             (c) the conversion period;

             (d) provisions as to whether conversion will be at the option of the holders of such series of preferred stock or at our option;

             (e) the events requiring an adjustment of the conversion price; and

             (f) provisions affecting conversion in the event of the redemption of such series of preferred stock; and

          (2) in the case such series of preferred stock is exchangeable into debt securities;

             (a) the principal amount of debt securities into which shares of such series of preferred stock are exchangeable;

             (b) the exchange period; and

             (c) provisions as to whether the exchange will be at the option of the holders of such series of preferred stock or at our option.

MISCELLANEOUS

     Our preferred stock will have no preemptive rights. All of our preferred stock, upon payment in full therefor, will be fully paid and nonassessable.

COMMON STOCK AND CLASS A COMMON STOCK

DIVIDENDS

     Subject to the preferential rights of the holders of preferred stock, all issued and outstanding shares of common stock are entitled to participate equally in dividends when, as and if declared by our board of directors out of funds legally available for such purposes. Our directors may declare and pay dividends upon the shares of our capital stock either out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, subject to the restrictions contained in certain agreements.

     Our board of directors may fix, in advance, a date as the record date for purposes of determining stockholders entitled to receive dividends. Such date may not be more than 60 days prior to the payment of such dividends. However, if no record date is fixed by the board of directors, the record date will be at the close of business on the day on which our board of directors adopts the resolution relating to the dividend.

MEETINGS OF STOCKHOLDERS

     A meeting of our stockholders for the election of directors and for the transaction of any of our other business as may lawfully come before the meeting is held annually at a date, time and place designated by our board of directors.

     In addition, a special meeting of our stockholders may be called by the board of directors, the chairman of the board or the president at any time. The certificate of incorporation provides that any action required or permitted to be taken at a meeting of stockholders may be taken only at a meeting of stockholders.

VOTING RIGHTS

     A majority of the voting power of all our outstanding shares entitled to vote at a meeting of stockholders constitutes a quorum. Except as otherwise provided by law or by our certificate of incorporation or by-laws, a resolution can be adopted at a meeting provided a quorum is present.

     The holders of common stock are entitled to one vote per share on all matters upon which stockholders generally have the right to vote, while holders of class A common stock are entitled to 100 votes per share on all matters on which such holders have the right to vote. All shares presently outstanding are fully paid and non-assessable.

     The shares of common stock do not have cumulative voting rights. At every meeting of the stockholders called for the election of directors, the holders of common stock, voting as a class with the holders of series A preferred stock, series B preferred stock, series C preferred stock and any other series of preferred stock generally entitled to vote therefor, shall be entitled to elect one-quarter of the number of directors to be elected at such meeting, and if one-quarter of such number of directors is not a whole number, then the holders of common stock, voting as a class with the holders of voting preferred stock, shall be entitled to elect the next higher whole number of directors to be elected at such meeting, and the holders of class A common stock shall have no voting rights with respect to the election of such directors. The holders of class A common stock, common stock and voting preferred stock, voting as a single class, shall be entitled to elect the remaining directors to be elected at such meeting. If, during the interval between annual meetings of stockholders for the election of directors, the number of directors who have been elected by either the holders of common stock voting as a class with the holders of voting preferred stock or by the holders of class A common stock, common stock and voting preferred stock voting as a class shall, by reason of resignation, death, retirement, disqualification or removal, be reduced, the vacancy or vacancies in the directors so created may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected by the remaining directors then in office to fill any vacancy in the directorships designated by the holders of common stock and voting preferred stock may be removed from office by vote of the holders of a majority of the shares of common stock voting as a class with the holders of voting preferred stock, and any director elected by the remaining directors in office to fill any vacancy in the directorships designated by the holders of class A common stock, common stock and voting preferred stock may be removed from office by the holders of a majority of the voting power of the class A common stock, common stock and voting preferred voting as a class.

     Notice of a stockholders' meeting, stating the place, date, time and the purpose thereof, must be delivered either personally or by mail to each stockholder at his address as it appears on our books unless otherwise provided by law or our certificate of incorporation at least 10 days but not more than 50 days prior to the date set for the meeting. Stockholders may exercise their voting rights through proxies as provided in our by-laws.

PROVISIONS RELATING TO CONTROL OF COASTAL

     The class A common stock carries certain rights, and our certificate of incorporation contains certain provisions, which affect the control of us, and are described below.

          (1) Class A Common Stock

          Each share of class A common stock, which carries the right to cast 100 votes, may be converted into one share of common stock. The board of directors may declare and pay dividends in respect of the class A common stock provided that a greater dividend is, at the same time, declared and paid in respect of the common stock.

          (2) Board of Directors

             (a) Our certificate of incorporation provides for a board of directors consisting of a minimum of three and a maximum of eighteen directors to be divided into three classes, with each of the three classes required to be as nearly equal as possible, serving staggered three-year terms. The effect of this provision is that, at each of our annual meetings, approximately one-third of the board of directors is elected to succeed those whose terms expire. The total number of directors and the number of directors constituting each class may be varied, from time to time, by the board of directors within the authorized limits.

             (b) Notwithstanding that the maximum number of directors is established at eighteen, the rights of any holders of preferred stock or any other class or series of stock, other than common stock, to elect a specified number of directors are governed by the terms of our certificate of incorporation applicable thereto, and such directors shall not be classified as described above unless so provided.

             (c) Our directors are also empowered to fill casual vacancies occurring on our board. Any director so appointed by our board would hold office for the unexpired portion of the term of the director whose place he or she had taken. Where our board appoints a director to fill a newly created directorship resulting from an increase in the number of directors, that director would hold office until the next election of the class for which he or she was chosen. If the size of our board was increased, the additional director or directors would be apportioned among the three classes to make all classes as nearly equal as possible.

             (d) No person, except a person nominated by or on behalf of our board, is eligible for election as a director at any annual or special meeting of stockholders unless a written request that such person's name be placed in nomination is received from a stockholder of record by our Secretary not less than 30 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

          (3) Meetings of Stockholders

          Stockholder action may be taken only at a stockholders' meeting. Our stockholders do not have the power to call a special meeting and it may therefore be more difficult for stockholders to take action opposed by our board of directors. This may have the effect of deterring persons from seeking to acquire substantial stock positions in or control of us, including an attempt to acquire control of us made in response to any attempt by us to acquire securities of, or control of, another corporation.

          (4) Business Combinations

          The approval of the holders of 85% of the voting power of our outstanding shares of stock is required, in certain circumstances, for the adoption or authorization of a business combination with any controlling company. A controlling company is an entity which either owns, or is controlled by any entity which owns, 20% of the voting power of the outstanding shares of our stock. Delaware law provides that, unless the certificate of incorporation specifies otherwise, the votes of the holders of a majority of the outstanding voting stock are sufficient to approve a business combination.

          A proposed business combination will not have to meet the 85% vote requirement where certain fair price and other procedural requirements are satisfied. These requirements are designed to ensure that the cash or market value of any other consideration to be received by our stockholders in such business combination is fair, to preserve the rights of our public stockholders by ensuring that appropriate representation on our board of directors will be maintained, to keep public stockholders fully informed as to the advisability of the proposed business combination and to ensure that there is no major change in our business or capital structure and no reduction in the rate of dividends payable on our stock without the approval of the board of directors.

PRE-EMPTIVE RIGHTS

     Neither stockholders nor any other person has any pre-emptive subscription rights.

LIQUIDATION, DISSOLUTION AND REORGANIZATION

     All shares of common stock and class A common stock rank equally upon our liquidation or dissolution, after payment of all debts and expenses and satisfaction of the interests of the holders of any shares of our preferred stock then outstanding.

     Our certificate of incorporation provides that if a majority in number representing three-fourths in value of our creditors or class of creditors, and/or of our stockholders or class of stockholders, as the case may be, agree to any compromise or arrangement and to any reorganization of us at a meeting properly called by a Delaware court, such action, if sanctioned by the court, will be binding on all of our creditors or class of creditors, and/or on all of our stockholders or class of stockholders, as the case may be, and also on us.

TRANSFERABILITY OF SHARES OF COMMON STOCK AND CLASS A COMMON STOCK

     There are no restrictions in our certificate of incorporation or by-laws on the transferability of shares of common stock. Shares of class A common stock are not transferable and upon any attempted transfer or upon death of the holder thereof are automatically converted into shares of common stock.

                      DESCRIPTION OF COMMON STOCK WARRANTS

GENERAL

     We may issue common stock warrants independently or together with any securities offered by any prospectus supplement and such common stock warrants may be attached to or separate from such securities. Each series of common stock warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates representing the common stock warrants and will not assume any obligation or relationship of agency or trust for or with any holders of common stock warrant certificates or beneficial owners of common stock warrants.

     The following summaries of certain provisions of the warrant agreement and common stock warrant certificate are not complete. You should look at the warrant agreement relating to, and the common stock warrant certificate representing, a series of common stock warrants.

TERMS

     An applicable prospectus supplement will set forth and describe other specific terms regarding each series of common stock warrants offered hereby, including:

          (1) the offering price;

          (2) the number of shares of common stock purchasable upon exercise of each such common stock warrant and the price at which such number of shares of common stock may be purchased upon such exercise;

          (3) the date on which the right to exercise such common stock warrants shall commence and the date on which such right shall expire; and

          (4) any other terms of such common stock warrants.

     The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series. Common stock warrants for the purchase of common stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

EXERCISE OF COMMON STOCK WARRANTS

     Each common stock warrant will entitle the holder thereof to purchase such shares of common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered common stock warrants. After the close of business on the expiration date of each common stock warrant or such later date to which such expiration date may be extended by us, unexercised common stock warrants will become void.

     Common stock warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common stock purchasable upon such exercise, together with certain information set forth on the reverse side of the common stock warrant certificate. Upon receipt of such payment and the common stock warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock purchasable upon such exercise. If fewer than all of the common stock warrants represented by such common stock warrant certificate are exercised, a new common stock warrant certificate will be issued for the remaining amount of common stock warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENT

     The warrant agreement for a series of common stock warrants may be amended or supplemented without the consent of the holders of the common stock warrants issued thereunder to effect changes that are not inconsistent with the provisions of the common stock warrants and that do not adversely affect the interests of the holders of the common stock warrants.

COMMON STOCK WARRANT ADJUSTMENTS

     Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by, a common stock warrant are subject to adjustment in certain events, including:

          (1) the issuance of common stock as a dividend or distribution on the common stock;

          (2) subdivisions and combinations of the common stock;

          (3) the issuance to all holders of common stock of certain rights or warrants entitling them to subscribe for or purchase common stock, at less than the current market value, as defined in the warrant agreement for such series of common stock warrants; and

          (4) the distribution to all holders of common stock of evidences of our indebtedness or assets, other than certain cash dividends and distributions described below.

     No adjustment in the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect; provided, however, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

     In the case of:

          (1) a reclassification or change of the common stock;

          (2) a consolidation or merger involving us; or

          (3) a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety,

in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the common stock warrants then outstanding will be entitled thereafter to convert such common stock warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such common stock warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

     Each trust may issue only one series of trust preferred securities having terms described in the prospectus supplement relating thereto. The declaration of each trust authorizes the regular trustees of such trust to cause such trust to issue one series of trust preferred securities. Each declaration will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in each declaration or made part of each declaration by the Trust Indenture Act and the Delaware Business Trust Act.

     The prospectus supplement relating to the trust preferred securities of a trust will include the specific terms of the series of trust preferred securities being issued, including:

          (1) the distinctive designation of such trust preferred securities;

          (2) the number of trust preferred securities issued by such trust;

          (3) the annual distribution rate, or method of determining such rate, for trust preferred securities issued by such trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such trust preferred securities shall be payable on a quarterly basis to holders of trust preferred securities as of a record date in each quarter during which such trust preferred securities are outstanding;

          (4) whether distributions on trust preferred securities issued by such trust shall be cumulative, and, in the case of trust preferred securities having such cumulative distribution rights, the date(s) or method of determining the date(s) from which distributions on trust preferred securities issued by such trust shall be cumulative;

          (5) the amount(s) which shall be paid out of the assets of such trust to purchase or redeem trust preferred securities issued by such trust and the price(s) at which, the period(s) within which, and the terms and conditions upon which, trust preferred securities issued by such trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation;

          (6) the voting rights, if any, of trust preferred securities issued by such trust in addition to those required by law, including any requirement for the approval by the holders of trust preferred securities, or of trust preferred securities issued by one or more trusts, or of both, as a condition to specified action or amendments to the declaration of such trust; and

          (7) any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by such trust not inconsistent with the declaration of such trust or with applicable law.

     All trust preferred securities offered hereby will be guaranteed by Coastal as described under "Description of Trust Preferred Securities Guarantees" below. Any applicable United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the prospectus supplement relating thereto.

     In connection with the issuance of trust preferred securities, each trust will issue one series of trust common securities. The declaration of each trust authorizes the regular trustees of such trust to issue on behalf of such trust one series of trust common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the trust common securities issued by a trust will be substantially identical to the terms of the trust preferred securities issued by such trust and the trust common securities will rank pari passu, and payments will be made thereon pro rata, with the trust preferred securities except that, upon an event of default under the declaration, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. All of the trust preferred securities of a trust will be directly or indirectly owned by Coastal.

              DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

GENERAL

     The following is a summary of information concerning the guarantees of the trust preferred securities, which we refer to as the trust preferred securities guarantees. The trust preferred securities guarantees will be executed and delivered by Coastal for the benefit of the holders from time to time of trust preferred securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. The Bank of New York will act as indenture trustee under each trust preferred securities guarantee and will be referred to herein as the guarantee trustee. The terms of each trust preferred securities guarantee will be those set forth in such trust preferred securities guarantee and the prospectus supplement relating thereto and those made part of such trust preferred securities guarantee by the Trust Indenture Act of 1939, as amended. Each trust preferred securities guarantee will be held by the guarantee trustee for the benefit of the holders of the trust preferred securities of the applicable trust.

     The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of trust preferred securities guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, the Trust Indenture Act of 1939, as amended, and the prospectus supplement relating thereto.

TERMS

     We will irrevocably and unconditionally agree to pay in full the guarantee payments described below, except to the extent paid by the trust, to the holders of the trust preferred securities issued by a trust, as and when due, regardless of any defense, right to set-off or counterclaim which such trust may have or assert. The following payments are referred to herein as guarantee payments and, with respect to trust preferred securities issued by a trust, to the extent not paid by such trust, will be subject to the trust preferred securities guarantee (without duplication):

          (1) any accrued and unpaid distributions which are required to be paid on such trust preferred securities, to the extent such trust shall have funds available therefor;

          (2) the redemption price, including all accrued and unpaid distributions to the redemption date, to the extent such trust has funds available therefor, with respect to any trust preferred securities called for redemption by such trust; and

          (3) upon a voluntary or involuntary termination, dissolution or winding-up of such trust, other than in connection with the distribution of subordinated deferrable interest debentures to the holders of trust preferred securities in exchange for their trust preferred securities, the lesser of:

             (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment, and

             (b) the amount of assets of such trust remaining available for distribution to holders of such trust preferred securities in liquidation of such trust.

     Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

     Each trust preferred securities guarantee will be a full and unconditional guarantee with respect to the trust preferred securities issued by the applicable trust from the time of issuance of such trust preferred securities, but will not apply to any payments or distributions when the trust does not have sufficient funds available to make such payments or distributions. If we do not make interest payments on the subordinated deferrable interest debentures purchased by a trust, such trust will not pay distributions on the trust preferred securities issued by such trust and will not have funds available therefor. See "Description of Subordinated Deferrable Interest
Debentures -- Certain Covenants."

     We have also agreed separately to guarantee the obligations of the trusts with respect to the trust common securities to the same extent as the trust preferred securities guarantee, except that upon the occurrence and during the continuation of an event of default under the declaration, holders of trust preferred securities shall have priority over holders of trust common securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF COASTAL

     We will covenant that, so long as any trust preferred securities issued by the applicable trust remain outstanding, if any event constituting an event of default shall exist under such trust preferred securities guarantee or the declaration of such trust, then we will not:

          (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

          (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of our debt securities which rank pari passu with or junior to the subordinated deferrable interest debentures; and

          (c) make any guarantee payments, other than pursuant to the trust preferred securities guarantees, with respect to the foregoing.

     However, the foregoing restriction will not apply to any dividend, redemption, liquidation, interest, principal or guarantee payment we make where the payment is made by way of securities, including capital stock, that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made.

MODIFICATION OF THE TRUST PREFERRED SECURITIES GUARANTEES; BINDING NATURE OF GUARANTEES

     Except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities, in which case no vote will be required, each trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding trust preferred securities issued by the applicable trust. The manner of obtaining any such approval of holders of such trust preferred securities will be as set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a trust preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding of the applicable trust.

TERMINATION

     Each trust preferred securities guarantee will terminate as to the trust preferred securities issued by the applicable trust upon full payment of the redemption price of all trust preferred securities of such trust, upon distribution of the subordinated deferrable interest debentures held by such trust to the holders of the trust preferred securities of such trust in liquidation of such holders' interest in such trust preferred securities or upon full payment of the amounts payable in accordance with the declaration of such trust upon liquidation of such trust. Each trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under such trust preferred securities or such trust preferred securities guarantee.

EVENTS OF DEFAULT

     An event of default under a trust preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the trust preferred securities relating to such trust preferred securities guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of such trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such trust preferred securities guarantee. If the guarantee trustee fails to enforce such trust preferred securities guarantee, any holder of trust preferred securities relating to such trust preferred securities guarantee may institute a legal proceeding directly against us to enforce the guarantee trustee's rights under such trust preferred securities guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity. In addition, any record holder of trust preferred securities relating to such trust preferred securities guarantee shall have the right, which is absolute and unconditional, to proceed directly against us to obtain guarantee payments thereunder, without first waiting to determine if the guarantee trustee has enforced such trust preferred securities guarantee or instituting a legal proceeding against the trust which issued such trust preferred securities, the guarantee trustee or any other person or entity.

STATUS OF THE TRUST PREFERRED SECURITIES GUARANTEES

     The trust preferred securities guarantees will constitute our unsecured obligations and will rank:

          (1) subordinate and junior in right of payment to all of our other liabilities,

          (2) pari passu with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our subsidiaries or affiliates, and

          (3) senior to our common stock.

     The terms of the trust preferred securities provide that each holder of trust preferred securities issued by such trust by acceptance thereof agrees to the subordination provisions and other terms of the trust preferred securities guarantee relating thereto.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, prior to the occurrence of a default with respect to a trust preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in such trust preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     We and certain of our affiliates maintain deposit accounts and banking relationships with the guarantee trustee. The guarantee trustee may serve as trustee under other indentures pursuant to which our unsecured debt securities may be issued.

GOVERNING LAW

     The trust preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and Harris Trust and Savings Bank, as trustee. The form of such indentures have been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will set forth the specific terms of any series of debt securities or provide that such terms shall be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

     The statements made below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax consideration as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement.

TERMS

     The debt securities will be our unsecured obligations.

     The senior debt securities will rank pari passu in right of payment with all our other unsecured and unsubordinated indebtedness.

     The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined in the section called "Ranking of debt securities" below.

     The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

          (1) the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities;

          (2) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

          (3) the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or the method by which any such portion shall be determined;

          (4) if convertible into common stock, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such shares of common stock for purposes of conversion;

          (5) the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

          (6) the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

          (7) the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (8) the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

          (9) the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

          (10) our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund (as defined in the applicable indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

          (11) if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (12) whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

          (13) whether the principal of or interest, if any, on the debt securities of the series are to be payable, at our election or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

          (14) provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

          (15) any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

          (16) whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

          (17) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series; and

          (18) any other terms of the series (which terms shall not be inconsistent with the provisions of the indenture under which the debt securities are issued).

     If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

     Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged transaction involving us or in the event of a change of control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

     We will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the applicable indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of debt securities.

     The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

     Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

     - will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee's corporate trust office or at the office of any registrar designated by us for such purpose; and

     - may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

     No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

CERTAIN COVENANTS

     The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus. Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will include the covenants described below.

  Generally Used Definitions

     The following are terms used in the covenants described below which have specific meanings in the indenture relating to the particular series of debt securities.

     "attributable debt" will mean, with respect to any sale and leaseback transaction as of any particular time, the present value, discounted at the rate of interest implicit in the terms of the lease, of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease, including any period for which such lease has been extended or may, at our option, be extended.

     "consolidated net tangible assets" will mean our and our subsidiaries' total assets appearing on a consolidated balance sheet, less, without duplication:

          (1) current liabilities;

          (2) reserves for estimated rate refunds pending the outcome of a rate proceeding to the extent such refunds have not been finally determined;

          (3) all intangible assets; and

          (4) deferred income tax assets.

     "funded debt" will mean all:

          (1) indebtedness maturing one year or more from the date of the creation thereof, all indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof; and

          (2) all indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more, even though such indebtedness may also conform to the definition of short-term borrowing, as it may be defined in the applicable indenture.

     "indebtedness" will mean:

          (1) any liability of any person;

             (a) for borrowed money;

             (b) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities; or

             (c) for the payment of money relating to a capitalized lease obligation;

          (2) any guarantee by any person of any liability of others described in the preceding clause (1); and

          (3) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses (1) and (2) above.

     "lien" will mean any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind.

     "principal domestic property" will mean any property, plant, equipment or facility of ours which is located in the United States or any territory or political subdivision thereof, except any property which our board of directors or management shall determine to be not material to the business or our and our subsidiaries' operations, taken as a whole.

     "sale and leaseback transaction" will mean a sale or transfer of any of our principal domestic properties, with us taking back a lease of such principal domestic property.

     "significant subsidiary" will mean a subsidiary, including its subsidiaries, which meets any of the following conditions:

          (1) our and our subsidiaries' investments in and advances to the subsidiary exceed 10 percent of our and our subsidiaries' total assets consolidated as of the end of any two of the three most recently completed fiscal years;

          (2) our and our subsidiaries' proportionate share of the subsidiary's total assets exceeds 10 percent of our and our subsidiaries' total assets consolidated as of the end of any two of the three most recently completed fiscal years; or

          (3) our and our other subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the subsidiary exceeds 10 percent of our and our subsidiaries' consolidated income as of the end of any two of the three most recently completed fiscal years.

     "stated maturity" when used with respect to any security or any installment of interest thereon will mean the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

     "subsidiary" will mean:

          (1) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by us, by us and our subsidiary or subsidiaries or by our subsidiary or subsidiaries; or

          (2) any person other than a corporation in which we, our subsidiary or subsidiaries or we and our subsidiary or subsidiaries, directly or indirectly, at the date of determination thereof has at least majority ownership interest;

provided, however, that no corporation shall be deemed a subsidiary until we, our subsidiary or subsidiaries, or we and our subsidiary or subsidiaries acquire more than 50% of the outstanding voting stock thereof and have elected a majority of its board of directors.

  Restrictions on Liens

     We will not incur, create, assume or otherwise become liable with respect to any indebtedness secured by a lien, or guarantee any indebtedness with a guarantee which is secured by a lien, on any principal domestic property or any shares of stock or indebtedness of any significant subsidiary, without effectively providing that the debt securities of each series (together with, if we shall so determine, any other indebtedness then existing or thereafter created ranking equally with the debt securities of each series) shall be secured equally and ratably with (or, at our option, prior to) such secured indebtedness, so long as such secured indebtedness shall be so secured; provided, however, that this covenant will not apply to indebtedness secured by:

          (1) liens existing on the date of the indenture;

          (2) liens in favor of governmental bodies to secure progress, advance or other payments;

          (3) liens existing on property, shares of stock or indebtedness at the time of acquisition thereof (including acquisition through lease, merger or consolidation) or liens to secure the payment of all or any part of the purchase price thereof or the cost of construction, installation, renovation, improvement or development thereon or thereof or to secure any indebtedness incurred prior to, at the time of, or within 360 days after the later of the acquisition, completion of such construction, installation, renovation, improvement or development or the commencement of full operation of such property or within 360 days after the acquisition of such shares or indebtedness for the purpose of financing all or any part of the purchase price thereof;

          (4) liens securing indebtedness in an aggregate amount which, at the time of incurrence and together with all outstanding attributable debt in respect of sale and leaseback transactions permitted by clause (2) in the "Restrictions on Sales and Leasebacks" covenant, does not exceed ten percent of our consolidated net tangible assets;

          (5) liens securing indebtedness other than funded debt; and

          (6) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any lien referred to in the foregoing clauses (1) through (5) inclusive; provided that such extension, renewal or replacement of such lien is limited to all or any part of the same property, shares of stock or indebtedness that secured the lien extended, renewed or replaced

     (plus improvements on such property), and that such secured indebtedness at such time is not increased.

  Restrictions on Sales and Leasebacks

     We will not enter into any sale and leaseback transaction, unless:

          (1) the principal domestic property is sold within 360 days from the date of acquisition of such principal domestic property or the date of the completion of construction or commencement of full operations of such principal domestic property, whichever is later; or

          (2) within 120 days after such sale we apply or cause to be applied to the retirement of funded debt of our or of any of our subsidiaries (other than our funded debt which by its terms or the terms of the instrument pursuant to which it was issued is subordinate in right of payment to the debt securities of each series) an amount not less than the greater of (A) the net proceeds of the sale of such principal domestic property or (B) the fair value (as determined in any manner approved by our board of directors) of such principal domestic property.

     The provisions of this covenant shall not prevent a sale and leaseback transaction if:

          (1) the lease entered into by us in connection therewith is for a period, including renewals, of not more than 36 months; or

          (2) we would, at the time of entering into such sale and leaseback transaction, be entitled, without equally and ratably securing the debt securities, to create or assume a lien on such principal domestic property securing indebtedness in an amount at least equal to the attributable debt in respect of such sale and leaseback transaction pursuant to clause (4) above in the "Restrictions on Liens" covenant.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     We shall not consolidate with or merge with or into any other corporation or transfer all or substantially all of its property and assets as an entirety to any person, unless:

          (1) either we shall be the continuing person, or the person (if other than us) formed by such consolidation or into which we are merged or to which all or substantially all of our properties and assets as an entirety are transferred is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia which expressly assumes all of our obligations under each series of debt securities and the indenture with respect to each such series; and

          (2) immediately before and immediately after giving effect to such transaction, no event of default and no event which, after notice or passage of time or both, would become an event of default shall have occurred and be continuing.

     Notwithstanding the foregoing, any subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to us or any of our other subsidiaries.

RANKING OF DEBT SECURITIES

  Senior debt securities

     The senior debt securities will be our unsecured senior obligations and will:

     - rank pari passu in right of payment with all our other senior indebtedness, which term is defined below under "Subordinated debt securities";

     - be effectively subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

     - be effectively subordinated to all of our subsidiaries' indebtedness and all mandatory redemption preferred stock of our subsidiaries.

     Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there will be no limitations in any senior indenture on the amount of additional indebtedness which may rank pari passu with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of our subsidiaries; provided, however, that the incurrence of secured indebtedness by us is subject to the limitations set forth in the "Restrictions on Liens" covenant.

  Subordinated debt securities

     The subordinated debt securities will be our unsecured obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness. Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

     If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character shall be made by or on behalf of us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

     If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of senior indebtedness gives written notice of the event of default to the trustee (a "default notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating the blockage period (as defined below), during the 180 days after the delivery of such default notice (the "blockage period"), neither we nor any other person on its behalf shall:

          (1) make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

          (2) acquire any of the subordinated debt securities for cash, property or otherwise.

     Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 180 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness shall be, or be made, the basis for commencement of a second blockage period by the representative of such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     The subordinated indentures will not restrict the amount of our or our subsidiaries' senior indebtedness or other indebtedness. As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

     "senior indebtedness" will be defined in each subordinated indenture as indebtedness, whether outstanding on the date of issue of any subordinated debt securities or thereafter created, incurred, assumed or guaranteed by us, other than the following:

          (1) any indebtedness as to which, by the terms of the instrument creating or evidencing such indebtedness, it is expressly provided that such indebtedness is subordinated in right of payment to all of our indebtedness not expressly subordinated to such indebtedness;

          (2) any indebtedness which, by its terms, expressly refers to the subordinated debt securities and states that such indebtedness shall not be senior, shall be pari passu or shall be subordinated in right of payment to the subordinated debt securities;

          (3) the subordinated debt securities of the same or another series;
     and

          (4) indebtedness of or amounts owed by us for compensation to employees, or for goods, materials and services purchased in the ordinary course of business.

DISCHARGE

     We generally may terminate our obligations under any series of debt securities and the indenture with respect to such series, at any time:

          (1) by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by it under such debt securities and the indenture with respect to such series; or

          (2) after giving notice to the trustee of our intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent

             (a) in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

             (b) in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

However, if the irrevocable deposit pursuant to (2) above is to be made on or prior to one year from the stated maturity for payment of principal of such series of debt securities, we shall be required to deliver to the trustee either an opinion of counsel with no material qualifications or a favorable ruling of the Internal Revenue Service, in either case to the effect that holders of such debt securities:

          (1) will not recognize income, gain or loss for federal income tax purposes as a result of such deposit (and the defeasance contemplated in connection therewith); and

          (2) will be subject to federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred.

MODIFICATION AND WAIVER

     We and the trustee may modify and amend the indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification or amendment may not, without the consent of each holder of the debt securities affected thereby:

          (1) change the stated maturity of the principal of or any installment of interest with respect to the debt securities;

          (2) reduce the principal amount of, or the rate of interest on, the debt securities;

          (3) change the currency of payment of principal of or interest on the debt securities;

          (4) impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

          (5) reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

          (6) modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default;

          (7) in the case of any subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of subordinated debt securities of any series then outstanding; or

          (8) in the case of any convertible debt securities, adversely affect the right to convert the debt securities into common stock in accordance with the provisions of the applicable indenture.

     Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

          (1) without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security; and

          (2) only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

EVENTS OF DEFAULT AND NOTICE THEREOF

     The following events are "events of default" with respect to any series of debt securities issued thereunder:

          (1) failure to pay interest on any debt securities of such series within 30 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

          (2) failure to perform any other agreement contained in the debt securities of such series or the indenture relating to such series (other than an agreement relating solely to another series of debt securities) for 60 days after notice; and

          (3) certain events of bankruptcy, insolvency or reorganization with respect to us.

     Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

     The trustee under such indenture shall, within 75 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities. We shall certify to the trustee quarterly as to whether any default exists.

     In the case of an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

     In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

     Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

     No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which the debt securities of any series will be convertible into common stock will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such series of debt securities or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of debt securities.

THE TRUSTEE

     The trustee for each series of debt securities will be Harris Trust and Savings Bank. Each indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

     The holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

     In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

GOVERNING LAW

     The indenture and the debt securities will be governed by the laws of the State of New York.

GLOBAL SECURITIES; BOOK-ENTRY SYSTEM

     We may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository (the "depository") identified in the prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"), as depository. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any nominee of such depository to a successor depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

     Upon the issuance of a global security, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depository ("participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

     We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

     So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. None of us, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

     Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

     All moneys paid by us to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

           DESCRIPTION OF SUBORDINATED DEFERRABLE INTEREST DEBENTURES

GENERAL

     The subordinated deferrable interest debentures will be our unsecured, subordinated obligations. We may issue subordinated deferrable interest debentures from time to time in one or more series under an indenture to be entered into among us and The Bank of New York, as subordinated debt trustee. There is no limit on the aggregate principal amount of subordinated deferrable interest debentures we may issue and we may issue the subordinated deferrable interest debentures from time to time in one or more series pursuant to a supplemental indenture or a resolution of our board of directors or a special committee thereof. The terms of the subordinated deferrable interest debentures will include those stated in the indenture and in a supplemental indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

     In the event we issue subordinated deferrable interest debentures to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust, we may subsequently distribute such subordinated deferrable interest debentures pro rata to the holders of such trust securities in connection with the termination of such trust upon the occurrence of certain events described in the prospectus supplement relating to such trust securities. We will issue only one series of subordinated deferrable interest debentures to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust.

     The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act of 1939, as amended. Whenever particular provisions or defined terms in the indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

TERMS

     Reference is made to the accompanying prospectus supplement for the following terms of the series of subordinated deferrable interest debentures being offered thereby:

          (1) the specific title of such subordinated deferrable interest debentures;

          (2) any limit on the aggregate principal amount of such subordinated deferrable interest debentures;

          (3) the date or dates on which the principal of such subordinated deferrable interest debentures is payable and the right, if any, to extend such date or dates;

          (4) the rate or rates at which such subordinated deferrable interest debentures will bear interest or the method of determination of such rate or rates;

          (5) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates;

          (6) the right, if any, to extend the interest payment periods and the duration of such extension;

          (7) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such subordinated deferrable interest debentures may be redeemed, in whole or in part, at our option;

          (8) our right and/or obligation, if any, to redeem or purchase such subordinated deferrable interest debentures pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods during which, the price or prices at which, and the terms and conditions upon which, such subordinated deferrable interest debentures shall be redeemed or purchased, in whole or part, pursuant to such right and/or obligation;

          (9) the terms of subordination;

          (10) if other than denominations of $25 or any integral multiple thereof, the denominations in which such subordinated deferrable interest debentures shall be issuable;

          (11) any and all other terms with respect to such series; and

          (12) whether such subordinated deferrable interest debentures are issuable as a global security, and in such case, the identity of the depositary.

     Holders of subordinated deferrable interest debentures do not have any protection in the event of a highly leveraged transaction involving us.

SUBORDINATION

     The subordinated deferrable interest debentures will be subordinated and junior in right of payment to certain of our other indebtedness to the extent set forth in the accompanying prospectus supplement.

CERTAIN COVENANTS

     If we issue subordinated deferrable interest debentures to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust and:

          (1) there shall have occurred and be continuing any event that would constitute an event of default under the indenture; or

          (2) we shall be in default with respect to our payment of any obligations under the related trust preferred securities guarantee or trust common securities guarantee, and such default shall be continuing, then:

          (1) we shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock;

          (2) we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of our debt securities which rank pari passu with or junior to such subordinated deferrable interest debentures; and

          (3) we shall not make any guarantee payments, other than pursuant to the trust preferred security guarantees, with respect to the foregoing.

     If we issue subordinated deferrable interest debentures to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust and we shall have given notice of our election to defer payments of interest on such subordinated deferrable interest debentures by extending the interest payment period and such period, or any extension thereof, shall be continuing, then:

          (1) we shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock;

          (2) we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of our debt securities which rank pari passu with or junior to such subordinated deferrable interest debentures; and

          (3) we shall not make any guarantee payments, other than pursuant to the trust preferred security guarantees, with respect to the foregoing.

     Notwithstanding the foregoing restrictions, we will be permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock, and interest, principal, redemption and guarantee payments on debt securities we issued ranking pari passu with or junior to subordinated deferrable interest debentures, where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such payment is being made.

     If we issue subordinated deferrable interest debentures to a trust or a trustee of such trust in connection with the issuance of trust securities of such trust, for so long as such trust securities remain outstanding, we will covenant:

          (1) to directly or indirectly maintain 100% ownership of the trust common securities of such trust; provided, however, that any of our permitted successors under the indenture may succeed to our ownership of such trust common securities;

          (2) not to cause, as sponsor of such trust, or to permit, as holder of the trust common securities of such trust, the termination, dissolution or winding-up of such trust, except in connection with a distribution of the subordinated deferrable interest debentures as provided in the declaration of such trust and in connection with certain mergers, consolidations or amalgamations;

          (3) to use our reasonable efforts to cause such trust

             (a) to remain a statutory business trust, except in connection with the distribution of subordinated deferrable interest debentures to the holders of trust securities in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust; and

             (b) to otherwise continue not to be classified as an association taxable as a corporation or partnership for united states federal income tax purposes; and

          (4) to use reasonable efforts to cause each holder of trust securities of such trust to be treated as owning an undivided beneficial interest in the subordinated deferrable interest debentures issued to such trust.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     We may issue subordinated deferrable interest debentures of each series in registered form and in either certificated form or represented by one or more global securities. If not represented by one or more global securities, subordinated deferrable interest debentures may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange at the office of the debt registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of subordinated deferrable interest debentures and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges. Such transfer or exchange will be effected upon the debt registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the subordinated debt trustee as debt registrar with respect to each series of subordinated deferrable interest debentures. If a prospectus supplement refers to any transfer agents (in addition to the debt registrar) initially designated by us with respect to any series of subordinated deferrable interest debentures, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of subordinated deferrable interest debentures.

     In the event of any redemption in part, we shall not be required to:

          (1) issue, register the transfer of or exchange any subordinated deferrable interest debentures during a period beginning at the opening of business 15 days before any selection for redemption of subordinated deferrable interest debentures of like tenor and of the series of which such subordinated deferrable interest debentures are a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of subordinated deferrable interest debentures of like tenor and of such series to be redeemed; and

          (2) register the transfer of or exchange any subordinated deferrable interest debentures so selected for redemption, in whole or in part, except the unredeemed portion of any subordinated deferrable interest debentures being redeemed in part.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and premium, if any, on any subordinated deferrable interest debentures will be made only against surrender to the paying agent of such subordinated deferrable interest debentures. Unless otherwise indicated in an applicable prospectus supplement, principal of, any premium, if any, and interest, if any, on subordinated deferrable interest debentures will be payable, subject to any applicable laws and regulations, at the office of such paying agent or paying agents as we may designate from time to time, except that at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address as shall appear in the debt register with respect to such subordinated deferrable interest debentures. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on a subordinated deferrable interest debenture on any interest payment date will be made to the person in whose name such subordinated deferrable interest debenture (or predecessor security) is registered at the close of business on the regular record date for such interest payment.

     The subordinated debt trustee will act as paying agent with respect to each series of subordinated deferrable interest debentures. We may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for each series of subordinated deferrable interest debentures.

     All moneys paid by us to a paying agent for the payment of the principal of or premium or interest, if any, on any subordinated deferrable interest debentures of any series which remain unclaimed at the end of two years after such principal or premium or interest, if any, shall have become due and payable will be repaid to us and the holder of such subordinated deferrable interest debentures will thereafter look only to us for payment thereof.

GLOBAL SECURITIES

     If any subordinated deferrable interest debentures of a series are represented by one or more global securities, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global security may exchange such interests for subordinated deferrable interest debentures of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium, if any, and interest on a global security will be payable in the manner described in the applicable prospectus supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of subordinated deferrable interest debentures to be represented by a global security will be described in the applicable prospectus supplement.

MODIFICATION OF THE INDENTURE

     We and the subordinated debt trustee, with the consent of the holders of not less than a majority in principal amount of the subordinated deferrable interest debentures of each series which are affected by the modification, may modify the indenture or any supplemental indenture affecting that series or the rights of the holders of that series of subordinated deferrable interest debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding subordinated deferrable interest debenture affected thereby:

          (1) extend the fixed maturity of any subordinated deferrable interest debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each subordinated deferrable interest debenture so affected; or

          (2) reduce the percentage of subordinated deferrable interest debentures the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each then outstanding subordinated deferrable interest debenture affected thereby.

     In addition, we and the subordinated debt trustee may execute, without the consent of any holder of subordinated deferrable interest debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of subordinated deferrable interest debentures.

EVENTS OF DEFAULT

     With respect to a particular series of subordinated deferrable interest debentures, one or more of the following described events which has occurred and is continuing constitutes an event of default with respect to such series of subordinated deferrable interest debentures:

          (1) failure for 30 days to pay interest on the subordinated deferrable interest debentures of that series, including any additional interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by us shall not constitute a default in the payment of interest for this purpose;

          (2) failure to pay principal or premium, if any, on the subordinated deferrable interest debentures of that series when due whether at maturity, upon redemption, by declaration or otherwise, or to make any sinking fund payment with respect to that series;

          (3) failure to observe or perform any other covenant (other than those specifically relating to another series) contained in the indenture for 90 days after written notice to us from the subordinated debt trustee or the holders of at least 25% in principal amount of the outstanding subordinated deferrable interest debentures of that series;

          (4) certain events of bankruptcy, insolvency or reorganization of us;
     or

          (5) in the event subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust, the voluntary or involuntary dissolution, winding-up or termination of such trust, except in connection with the distribution of subordinated deferrable interest debentures to the holders of trust securities in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust.

     The holders of a majority in aggregate outstanding amount of any series of subordinated deferrable interest debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee for the series. The subordinated debt trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the subordinated deferrable interest debentures may declare the principal immediately due and payable upon an event of default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the event of default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the subordinated debt trustee. If an event of default results from our failure to pay when due principal of or interest on the subordinated deferrable interest debentures issued to a trust, during the continuance of such an event of default a holder of trust preferred securities issued by such trust may immediately institute a legal proceeding directly against us to obtain payment of such principal or interest on subordinated deferrable interest debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities owned of record by such holder.

     The holders of a majority in aggregate outstanding principal amount of any series of subordinated deferrable interest debentures affected thereby may, on behalf of the holders of all the subordinated deferrable interest debentures of such series, waive any past default, except:

          (1) a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the subordinated debt trustee); or

          (2) a default in the covenants described in the first or second paragraph under "-- Certain Covenants" above.

CONSOLIDATION, MERGER AND SALE

     There are no covenants which restrict our ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions.

DEFEASANCE AND DISCHARGE

     We will be discharged from any and all obligations in respect of the subordinated deferrable interest debentures of any series (except in each case for certain obligations to register the transfer or exchange of subordinated deferrable interest debentures, replace, stolen, lost or mutilated subordinated deferrable interest debentures, maintain paying agencies and hold moneys for payment in trust) if we deposit with the subordinated debt trustee, in trust, moneys or U.S. government obligations in an amount sufficient to pay all the principal of, and interest on, the subordinated deferrable interest debentures of such series on the dates such payments are due in accordance with the terms of such subordinated deferrable interest debentures.

GOVERNING LAW

     The indenture and the subordinated deferrable interest debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

INFORMATION CONCERNING THE SUBORDINATED DEBT TRUSTEE

     The subordinated debt trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the subordinated debt trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of subordinated deferrable interest debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The subordinated debt trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the subordinated debt trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     We and certain of our affiliates may maintain a deposit account and banking relationship with the subordinated debt trustee. The subordinated debt trustee serves as trustee under other indentures pursuant to which our unsecured debt securities are outstanding.

MISCELLANEOUS

     We will have the right at all times to assign any of its rights or obligations under the indenture to our direct or indirect wholly owned subsidiary; provided, however, that in the event of any such assignment, we will remain liable for all of our obligations thereunder. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as "stock purchase contracts." The consideration per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to such stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will be discussed in the prospectus supplement relating thereto.

                              PLAN OF DISTRIBUTION

     We and the trusts may sell securities in any of three ways: (1) through underwriters or dealers; (2) directly to a limited number of institutional purchasers or to a single purchaser; or (3) through agents. Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended. The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

     - the name or names of any underwriters, dealers or agents;

     - the purchase price of such securities and the proceeds to us from such sale;

     - any underwriting discounts and other items constituting underwriters' compensation;

     - the public offering price; and

     - any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

     If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The securities may be sold directly by us or the applicable trust or through agents designated by us or the applicable trust from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us or the applicable trust to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If dealers are utilized in the sale of any securities, we or the applicable trust will sell the securities to the dealers, as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

     Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as our or a trust's agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the applicable trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, as amended, in connection with the securities remarketed thereby.

     If so indicated in the applicable prospectus supplement, we or the applicable trust will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us or the applicable trust at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

     Underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

     Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us or the applicable trust (or both), to indemnification by us or the applicable trust (or both) against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, us and/or the applicable trust in the ordinary course of business.

     Each series of securities will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

     Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters in connection with the equity securities, the debt securities, the common stock warrants, the preferred securities guarantees, the stock purchase contracts and stock purchase units offered hereby will be passed upon for us by Austin M. O'Toole, Esq., our Senior Vice President and Secretary, and for any underwriters, agents and dealers by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon on behalf of the trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the trusts. As of June 15, 1999, Mr. O'Toole beneficially owned approximately 51,077 shares of our common stock and 553 shares of Class A Common Stock, including exercisable stock options.

                                    EXPERTS

     Our annual consolidated financial statements and financial statement schedules incorporated in this prospectus by reference from the 1998 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.